SUB-ITEM 77C

              SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
                        TAX-FREE CASH RESERVE PORTFOLIO


A Special Meeting of Shareholders of Tax-Free Cash Reserve Portfolio ("Fund"), an investment portfolio of Tax-Free Investments Trust (formerly Tax-Free Investments Company, Inc.), ("Company"), a Delaware statutory trust, was held on October 21, 2003. The meeting was held for the following purposes:

(1)* To elect sixteen individuals to the Board, each of whom will serve until his or her successor is elected and qualified: Bob R. Baker, Frank S. Bayley, James T. Bunch, Bruce L. Crockett, Albert R. Dowden, Edward K. Dunn, Jr., Jack M. Fields, Carl Frischling, Robert H. Graham, Gerald J. Lewis, Prema Mathai-Davis, Lewis F. Pennock, Ruth H. Quigley, Louis S. Sklar, Larry Soll, Ph. D. and Mark H. Williamson.

(2)* To approve an Agreement and Plan of Reorganization which provides for the redomestication of Company as a Delaware statutory trust and, in connection therewith, the sale of all of Company's assets and the dissolution of Company as a Maryland corporation.


The results of the voting on the above matters were as follows:



Trustees Elected

(1)* Bob R. Baker, Frank S. Bayley, James T. Bunch, Bruce L. Crockett, Albert R. Dowden, Edward K. Dunn, Jr., Jack M. Fields, Carl Frischling, Robert H. Graham, Gerald J. Lewis, Prema Mathai-Davis, Lewis F. Pennock, Ruth H. Quigley, Louis S. Sklar, Larry Soll, Ph.D., Mark H. Williamson

                                                                                                                    Withheld/
Matter                                                                             Votes For     Votes Against      Abstentions
------                                                                             ---------     -------------      -----------
(2)      Approval of an Agreement and Plan of Reorganization which provides for the redomestication of Company as a Delaware statutory trust and, in connection therewith, the sale of all of Company's assets and the
         dissolution of Company as a Maryland corporation.......................1,660,756,878      8,818,667        250,276,755**

For a more detailed description of the proposal that was submitted to the shareholders, please see the attached proxy statement (attached hereto as Attachment A.)

-------------------
* Proposal required approval by a combined vote of all the portfolios of Tax-Free Investments Company, Inc.
** Includes Broker Non-Votes.

                                                                   ATTACHMENT A

SHORT-TERM INVESTMENTS CO.     TAX-FREE INVESTMENTS CO.
  CASH ASSETS PORTFOLIO         CASH RESERVE PORTFOLIO
 LIQUID ASSETS PORTFOLIO
     PRIME PORTFOLIO

                                                                 August 25, 2002

     Dear Shareholder:

     As you may be aware, AMVESCAP PLC, the parent company of your Fund's investment advisor, has undertaken an integration initiative for its North American mutual fund operations. In the first phase of the integration initiative, A I M Distributors, Inc. became the sole distributor for all retail INVESCO Funds and is now distributor for all retail INVESCO Funds and the retail AIM Funds.

     As a result of this integration initiative, the independent directors of your Board of Directors believe that your interests would best be served if the AIM Funds and the INVESCO Funds had a unified board of directors/trustees. The attached proxy statement seeks your vote in favor of the persons nominated to serve as directors.

     The integration initiative also calls for changing the organizational structure of the AIM Funds and the INVESCO Funds. To accomplish this goal, AMVESCAP PLC has recommended that all INVESCO Funds and AIM Funds organized as Maryland corporations change their form and state of organization to Delaware statutory trusts. Your Board has approved redomesticating your Fund as a series of an existing Delaware statutory trust. The attached proxy statement seeks your approval of this redomestication.

     Your vote is important. Please take a moment after reviewing the enclosed materials to sign and return your proxy card in the enclosed postage paid return envelope. If you attend the meeting, you may vote your shares in person. If you expect to attend the meeting in person, or have questions, please notify us by calling (800) 952-3502. If we do not hear from you after a reasonable amount of time, you may receive a telephone call from our proxy solicitor, Georgeson Shareholder Communications Inc., reminding you to vote your shares.

                                           Sincerely,

                                           -s- ROBERT H. GRAHAM

                                           Robert H. Graham
                                           Chairman and President

                           SHORT-TERM INVESTMENTS CO.
                             CASH ASSETS PORTFOLIO
                            LIQUID ASSETS PORTFOLIO
                                PRIME PORTFOLIO

                            TAX-FREE INVESTMENTS CO.
                             CASH RESERVE PORTFOLIO

             11 GREENWAY PLAZA, SUITE 100 HOUSTON, TEXAS 77046-1173

                   NOTICE OF SPECIAL MEETINGS OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 21, 2003

     To the Shareholders of each of the series portfolios of Short-Term Investments Co. and Tax-Free Investments Co. (each, a "Company," and together, the "Companies") listed above:

     We cordially invite you to attend our Special Meetings of Shareholders to:

1. Elect 16 directors to the Board of Directors of each Company, each of whom will serve until his or her successor is elected and qualified.

2. Approve an Agreement and Plan of Reorganization which provides for the redomestication of each series portfolio of Short-Term Investments Co. as new series portfolios of Short-Term Investments Trust, an existing Delaware statutory trust and, in connection therewith, the sale of all of Short-Term Investments Co.'s assets and the dissolution of Short-Term Investments Co. as a Maryland corporation.

3. Approve an Agreement and Plan of Reorganization which provides for the redomestication of Tax-Free Investments Co. as a Delaware statutory trust and, in connection therewith, the sale of all of Tax-Free Investments Co.'s assets and the dissolution of Tax-Free Investments Co. as a Maryland corporation.

4. Transact any other business, not currently contemplated, that may properly come before the Special Meetings, in the discretion of the proxies or their substitutes.

     We are holding the Special Meetings at 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173 on October 21, 2003, at 3:00 p.m., Central Time.

     Shareholders of record of one or more of the Funds as of the close of business on July 25, 2003 are entitled to notice of, and to vote at, the applicable Special Meetings or any adjournment of the Special Meetings.

     WE REQUEST THAT YOU EXECUTE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE THE ACCOMPANYING PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF EACH COMPANY. YOUR VOTE IS IMPORTANT FOR THE PURPOSE OF ENSURING A QUORUM AT THE SPECIAL MEETINGS. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS

EXERCISED BY EXECUTING AND SUBMITTING A REVISED PROXY, BY GIVING WRITTEN NOTICE OF REVOCATION TO THE APPLICABLE COMPANY'S SECRETARY OR BY VOTING IN PERSON AT THE SPECIAL MEETINGS.

                                           -S- NANCY L. MARTIN

                                           NANCY L. MARTIN
                                           Secretary

August 25, 2003

                           SHORT-TERM INVESTMENTS CO.
                             CASH ASSETS PORTFOLIO
                            LIQUID ASSETS PORTFOLIO
                                PRIME PORTFOLIO

                            TAX-FREE INVESTMENTS CO.
                             CASH RESERVE PORTFOLIO

             11 Greenway Plaza, Suite 100 Houston, Texas 77046-1173
--------------------------------------------------------------------------------
                        SPECIAL MEETINGS OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 21, 2003
--------------------------------------------------------------------------------

                                  INTRODUCTION

     Proposals 1, 2 and 3 that you are being asked to vote on relate to or result from an integration initiative announced on March 27, 2003, by AMVESCAP PLC ("AMVESCAP"), the parent company of A I M Advisors, Inc. ("AIM") and INVESCO Funds Group, Inc. ("INVESCO"), with respect to its North American mutual fund operations. The primary components of AMVESCAP's integration initiative are:

     - Using a single distributor for all AMVESCAP mutual funds in the United States, with A I M Distributors, Inc. ("AIM Distributors"), the distributor for the retail mutual funds advised by AIM (the "AIM Funds"), replacing INVESCO Distributors, Inc. as the distributor for the retail mutual funds advised by INVESCO (the "INVESCO Funds") effective July 1, 2003.

     - Integrating back office support and creating a single platform for back office support of AMVESCAP's mutual fund operations in the United States, including such support services as transfer agency and information technology, with the result that shares of the AIM Funds and shares of the INVESCO Funds generally will be able to be exchanged for shares of the same or a similar class of each other.

     - Rationalizing and streamlining the various AIM Funds and INVESCO Funds, thereby reducing the number of smaller and less efficient funds that compete for limited shareholder assets and consolidating certain funds having similar investment objectives and strategies.

     - Rationalizing the contractual arrangements for the provision of investment advisory and administrative services to the AIM Funds and the INVESCO Funds, with the objective of having AIM become the investment advisor and administrator for each INVESCO Fund.

     - Simplifying the organizational structure of the AIM Funds and the INVESCO Funds so that they are all organized as Delaware statutory trusts, using as few entities as practicable. Proposals 2 and 3 relate to this component of AMVESCAP's integration initiative.

     In considering the integration initiative proposed by AMVESCAP, the directors/trustees of the AIM Funds and the directors of the INVESCO Funds who are not "interested persons" (as defined in the Investment Company Act of 1940 (the "1940 Act")) of the Funds or their advisors determined that the shareholders of both the AIM Funds and the INVESCO Funds would benefit if one set of directors/trustees was responsible for overseeing the operation of both the AIM Funds and the INVESCO Funds and the services provided by AIM, INVESCO and their affiliates. Accordingly, these directors/trustees agreed to combine the separate boards and create a unified board of directors/trustees. Proposal 1 relates to the election of directors of your Fund.

               INFORMATION ABOUT THE SPECIAL MEETINGS AND VOTING

PROXY STATEMENT

     We are sending you this Proxy Statement and the enclosed proxy card on behalf of the series portfolios of Short-Term Investments Co. and Tax-Free Investments Co. (each a "Company," and together, the "Companies") listed above (each a "Fund," and together, the "Funds") because the Boards of Directors of the Companies (the "Boards") are soliciting your proxy to vote at the Special Meetings of Shareholders and at any adjournments of the Special Meetings (collectively, the "Special Meetings"). This Proxy Statement gives you information about the business to be conducted at the Special Meetings. However, you do not need to attend a Special Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

     The Companies intend to mail this Proxy Statement, the enclosed Notice of Special Meetings of Shareholders and the enclosed proxy card on or about August 25, 2003 to all shareholders entitled to vote. Shareholders of record of any class of a Fund as of the close of business on July 25, 2003 (the "Record Date") are entitled to vote at the applicable Special Meeting. The number of shares outstanding of each class of each Fund on the Record Date can be found in Exhibit A. Each share of a Fund that you own entitles you to one vote on each proposal set forth in the table below that applies to the Fund (a fractional share has a fractional vote).

     We have previously sent to shareholders the most recent annual report for their Fund, including financial statements, and the most recent semiannual report succeeding the annual report, if any. If you have not received such report(s) or would like to receive an additional copy, please contact A I M Fund Services,

Inc., P.O. Box 4739, Houston, Texas 77210-4739, or call (800) 659-1005. We will furnish such report(s) free of charge.

PROPOSAL TABLE

     The following table summarizes each proposal to be presented at the Special Meetings and the Funds whose shareholders the Boards are soliciting with respect to each proposal:

                       PROPOSAL                         AFFECTED FUNDS
                       --------                         --------------
1.   Electing directors...........................         All Funds
2.   Approving an Agreement and Plan of
     Reorganization to redomesticate each series
     portfolio of Short-Term Investments Co. as a    Cash Assets Portfolio
     new series portfolio of an existing Delaware   Liquid Assets Portfolio
     statutory trust..............................      Prime Portfolio
3.   Approving an Agreement and Plan of
     Reorganization to redomesticate Tax-Free
     Investments Co. as a Delaware statutory
     trust........................................  Cash Reserve Portfolio
4.   Considering other matters....................         All Funds

TIME AND PLACE OF SPECIAL MEETINGS

     We are holding the Special Meetings at 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173 on October 21, 2003, at 3:00 p.m., Central Time.

VOTING IN PERSON

     If you do attend a Special Meeting and wish to vote in person, we will provide you with a ballot prior to the vote. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a letter from the nominee indicating that you are the beneficial owner of the shares on the Record Date and authorizing you to vote. Please call the applicable Company at (800) 952-3502 if you plan to attend a Special Meeting.

VOTING BY PROXY

     Whether you plan to attend a Special Meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend a Special Meeting and vote.

     If you properly fill in and sign your proxy card and send it to us in time to vote at the Special Meetings, your "proxy" (the individual named on your proxy card) will vote your shares as you have directed. If you sign your proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of your Company as follows and in accordance with management's recommendation on other matters:

     - FOR the election of all 16 nominees for directors of your Company.

     - FOR the proposal to approve an Agreement and Plan of Reorganization (the "STIC Plan") to redomesticate each series portfolio of Short-Term Investments Co. as a new series portfolio of an existing Delaware statutory trust.

     - FOR the proposal to approve an Agreement and Plan of Reorganization (the "TFIC Plan") to redomesticate Tax-Free Investments Co. as a Delaware statutory trust.

     Your proxy will have the authority to vote and act on your behalf at any adjournment of the Special Meetings.

     If you authorize a proxy, you may revoke it at any time before it is exercised by sending in another proxy card with a later date or by notifying the applicable Company's Secretary in writing to the address of such Company set forth on the cover page of this Proxy Statement before the Special Meetings that you have revoked your proxy. In addition, although merely attending a Special Meeting will not revoke your proxy, if you are present at a Special Meeting you may withdraw your proxy and vote in person. Shareholders may also transact any other business not currently contemplated that may properly come before the Special Meetings in the discretion of the proxies or their substitutes.

QUORUM REQUIREMENT AND ADJOURNMENT

     A quorum of shareholders is necessary to hold a valid meeting. A quorum will exist for Proposals 1, 2 and 3 for a particular Company if shareholders entitled to vote one-third of the issued and outstanding shares of such Company on the Record Date are present at the Special Meetings in person or by proxy.

     Under the rules applicable to broker-dealers, if your broker holds your shares in its name, the broker will be entitled to vote your shares even if it has not received instructions from you. A "broker non-vote" occurs when a broker has not received voting instructions from a shareholder and is barred from voting the shares without shareholder instructions because the proposal is non-routine.

     Abstentions and broker non-votes will count as shares present at the Special Meetings for purposes of establishing a quorum.

     If a quorum is not present at a Special Meeting or a quorum is present but sufficient votes to approve a Proposal are not received, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Special Meeting in person or by proxy. The persons named as proxies will vote those proxies that they are entitled to vote FOR a Proposal in favor of such an adjournment and will vote those proxies required to be voted AGAINST such Proposal against such an adjournment. A shareholder vote may be taken on a Proposal in this Proxy Statement prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate.

VOTE NECESSARY TO APPROVE EACH PROPOSAL

     PROPOSAL 1. The affirmative vote of a plurality of votes cast by the shareholders of a Company is necessary to elect directors of that Company at a Special Meeting, meaning that the director nominee with the most affirmative votes for a particular slot is elected for that slot. In an uncontested election for directors, the plurality requirement is not a factor. Abstentions will not count as votes cast and will have no effect on the outcome of this proposal. We expect that brokers will be entitled to vote on this proposal, but any broker non-vote will have no effect on the outcome of this proposal.

     PROPOSAL 2. Approval of Proposal 2 requires the affirmative vote of a majority of the issued and outstanding shares of Short-Term Investments Co. at its Special Meeting. Abstentions and broker non-votes are counted as present but are not considered votes cast at the Special Meeting. As a result, they have the same effect as a vote against the STIC Plan because approval of the STIC Plan requires the affirmative vote of a percentage of the outstanding voting securities.

     PROPOSAL 3. Approval of Proposal 3 requires the affirmative vote of a majority of the issued and outstanding shares of Tax-Free Investments Co. at its Special Meeting. Abstentions and broker non-votes are counted as present but are not considered votes cast at the Special Meeting. As a result, they have the same effect as a vote against the TFIC Plan because approval of the TFIC Plan requires the affirmative vote of a percentage of the outstanding voting securities.

PROXY SOLICITATION

     The Companies have engaged the services of Georgeson Shareholder Communications Inc. ("Solicitor") to assist in the solicitation of proxies for the Special Meetings. Solicitor's costs are estimated to be approximately $12,400. The Companies expect to solicit proxies principally by mail, but the Companies or Solicitor may also solicit proxies by telephone, facsimile or personal interview. The Companies' officers will not receive any additional or special compensation for any such solicitation. Each Fund will pay for its proportionate share of the cost of soliciting proxies, the printing and mailing of this Proxy Statement, the attached Notice of Special Meetings of Shareholders, the enclosed proxy card, and any further solicitation.

OTHER MATTERS

     Management does not know of any matters to be presented at the Special Meetings other than those discussed in this Proxy Statement. If any other matters properly come before the Special Meetings, the shares represented by proxies will be voted with respect thereto in accordance with management's recommendation.

SHAREHOLDER PROPOSALS

     As a general matter, the Funds do not hold regular meetings of shareholders. If you wish to submit a proposal for consideration at a meeting of shareholders of your Fund, you should send such proposal to the applicable Company at the address set forth on the first page of this Proxy Statement. To be considered for presentation at a meeting of shareholders, the applicable Company must receive proposals a reasonable time before proxy materials are prepared for the meeting. Your proposal also must comply with applicable law.

     For a discussion of procedures that you must follow if you want to propose an individual for nomination as a director, please refer to the section of this Proxy Statement entitled "Proposal 1 -- Committees of the Board -- Committee on Directors/Trustees."

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

WHICH FUNDS' SHAREHOLDERS WILL VOTE ON PROPOSAL 1?

     Proposal 1 applies to the shareholders of all Funds.

BACKGROUND

     In considering the integration initiative proposed by AMVESCAP, the independent directors/trustees of the AIM Funds and the independent directors of the INVESCO Funds determined that the shareholders of all the AIM Funds and the INVESCO Funds would benefit if a unified board of directors/trustees was responsible for overseeing the operation of both the AIM Funds and the INVESCO Funds and the services provided by AIM, INVESCO and their affiliates. Accordingly, the Boards of Directors/Trustees of the AIM Funds and the Boards of Directors of the INVESCO Funds agreed to combine the separate boards and create a unified board of directors/trustees.

STRUCTURE OF THE BOARD OF DIRECTORS

     Each Board currently consists of 12 persons. Ten of the current directors are "independent," meaning they are not "interested persons" of the Companies within the meaning of the 1940 Act. Two of the current directors are "interested persons" because of their business and financial relationships with the Compa-nies and AIM, each Company's investment advisor, and/or AIM's parent, AMVESCAP.

NOMINEES FOR DIRECTORS

     Each Company's Committee on Directors/Trustees (which consists solely of independent directors) has approved the nomination of each of the 12 current directors, as set forth below, to serve as director until his or her successor is elected and qualified. In addition, each Company's Committee on Directors/ Trustees has approved the nomination of four new nominees, as set forth below, to serve as director until his or her successor is elected and qualified. These four new nominees were nominated to effect the proposed combination of the Boards of Directors/Trustees of the AIM Funds and the Boards of Directors of the INVESCO Funds.

     Each nominee who is a current director serves as a director or trustee of the 17 registered investment companies comprising the AIM Funds. Each nominee who is a current director oversees 86 portfolios that comprise the AIM Funds. The business address of each nominee who is a current director is 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173.

     Each new nominee serves as a director of ten registered investment companies comprising the INVESCO Funds. Each new nominee currently oversees 46 portfolios which comprise the INVESCO Funds. The business address of each new nominee is 4350 South Monaco Street, Denver, Colorado 80237.

     If elected, each nominee would oversee a total of 27 registered investment companies currently comprising 132 portfolios.

                NOMINEES WHO CURRENTLY ARE INDEPENDENT DIRECTORS

                                DIRECTOR  PRINCIPAL OCCUPATION(S) DURING  OTHER DIRECTORSHIP(S)
NAME AND YEAR OF BIRTH           SINCE             PAST 5 YEARS                   HELD
----------------------          --------  ------------------------------  ---------------------
Frank S. Bayley -- 1939.......  2001(1)   Of Counsel, law firm of Baker   Badgley Funds, Inc.
                                          & McKenzie                      (registered
                                                                          investment company)
Bruce L. Crockett -- 1944.....  1993(2)   Chairman, Crockett Technology   ACE Limited
                                1992(3)   Associates (technology          (insurance company);
                                          consulting company) and         Captaris, Inc.
                                          Captaris, Inc. (unified         (unified messaging
                                          messaging provider)             provider)
Albert R. Dowden -- 1941......  2000(1)   Director of a number of public  Cortland Trust, Inc.
                                          and private business            (Chairman)
                                          corporations, including the     (registered
                                          Boss Group, Ltd. (private       investment company);
                                          investment and management) and  Annuity and Life Re
                                          Magellan Insurance Company;     (Holdings), Ltd.
                                          formerly, President, Chief      (insurance company)
                                          Executive Officer and
                                          Director, Volvo Group North
                                          America, Inc.; Senior Vice
                                          President, AB Volvo and
                                          director of various affiliated
                                          Volvo Group companies
Edward K. Dunn, Jr. -- 1935...  1998(1)   Formerly, Chairman, Mercantile  None
                                          Mortgage Corp.; President and
                                          Chief Operating Officer,
                                          Mercantile-Safe Deposit &
                                          Trust Co.; and President,
                                          Mercantile Bankshares Corp.
Jack M. Fields -- 1952........  1997(1)   Chief Executive Officer,        Administaff
                                          Twenty First Century Group,
                                          Inc. (government affairs
                                          company) and Texana Timber LP
Carl Frischling -- 1937.......  1993(2)   Partner, law firm of Kramer     Cortland Trust, Inc.
                                1992(3)   Levin Naftalis & Frankel LLP    (registered
                                                                          investment company)
Prema Mathai-Davis -- 1950....  1998(1)   Formerly, Chief Executive       None
                                          Officer, YWCA of the USA
Lewis F. Pennock -- 1942......  1993(2)   Partner, law firm of Pennock &  None
                                1992(3)   Cooper
Ruth H. Quigley -- 1935.......  2001(1)   Retired                         None
Louis S. Sklar -- 1939........  1993(2)   Executive Vice President,       None
                                1992(3)   Development and Operations,
                                          Hines Interests Limited
                                          Partnership (real estate
                                          development company)

---------------

(1) Denotes service as director of both Short-Term Investments Co. and Tax-Free Investments Co.

(2) Denotes service as director of Short-Term Investments Co.

(3) Denotes service as director of Tax-Free Investments Co.

                 NOMINEES WHO CURRENTLY ARE INTERESTED PERSONS

NAME, YEAR OF BIRTH AND
POSITION(S) HELD WITH THE       DIRECTOR  PRINCIPAL OCCUPATION(S) DURING  OTHER DIRECTORSHIP(S)
COMPANIES                        SINCE             PAST 5 YEARS                   HELD
-------------------------       --------  ------------------------------  ---------------------
Robert H. Graham(1) -- 1946...  1994(2)   Director and Chairman, A I M    None
Chairman and President          1977(3)   Management Group Inc.
                                          (financial services holding
                                          company); Director and Vice
                                          Chairman, AMVESCAP PLC (parent
                                          of AIM and a global investment
                                          management firm) and Chairman,
                                          AMVESCAP PLC -- AIM Division;
                                          formerly, President and Chief
                                          Executive Officer, A I M
                                          Management Group Inc.;
                                          Director, Chairman and
                                          President, A I M Advisors,
                                          Inc. (registered investment
                                          advisor); Director and
                                          Chairman, A I M Capital
                                          Management, Inc. (registered
                                          investment advisor), A I M
                                          Distributors, Inc. (registered
                                          broker dealer), A I M Fund
                                          Services, Inc. (registered
                                          transfer agent), and Fund
                                          Management Company (registered
                                          broker dealer); and Chief
                                          Executive Officer, AMVESCAP
                                          PLC -- Managed Products

---------------

(1) Mr. Graham is considered an interested person of the Companies because he is a director of AMVESCAP PLC, parent of the advisor to, and principal underwriter of, the Companies.

(2) Denotes service as director of Short-Term Investments Co.

(3) Denotes service as director of Tax-Free Investments Co.

NAME, YEAR OF BIRTH AND
POSITION(S) HELD WITH THE       DIRECTOR  PRINCIPAL OCCUPATION(S) DURING  OTHER DIRECTORSHIP(S)
COMPANIES                        SINCE             PAST 5 YEARS                   HELD
-------------------------       --------  ------------------------------  ---------------------
Mark H.                         2003(2)   Director, President and Chief   Director of each of
 Williamson(1) -- 1951........            Executive Officer, A I M        the ten INVESCO Funds
Executive Vice President                  Management Group Inc.;
                                          Director, Chairman and
                                          President, A I M Advisors,
                                          Inc. (registered investment
                                          advisor); Director, A I M
                                          Distributors, Inc. (registered
                                          broker dealer); and Chief
                                          Executive Officer of the AIM
                                          Division of AMVESCAP PLC
                                          (2003-present); formerly,
                                          Chief Executive Officer,
                                          Managed Products Division,
                                          AMVESCAP PLC (2001-2002);
                                          Chairman of the Board
                                          (1998-2002), President
                                          (1998-2002) and Chief
                                          Executive Officer (1998-2002)
                                          of INVESCO Funds Group, Inc.
                                          (registered investment
                                          advisor) and INVESCO
                                          Distributors, Inc. (registered
                                          broker dealer); Chief
                                          Operating Officer and Chairman
                                          of the Board of INVESCO Global
                                          Health Sciences Fund; Chairman
                                          and Chief Executive Officer of
                                          NationsBanc Advisors, Inc.;
                                          and Chairman of NationsBanc
                                          Investments, Inc.

---------------

(1) Mr. Williamson is considered an interested person of the Companies because he is an officer and a director of the advisor to, and a director of the principal underwriter of, the Companies.

(2) Denotes service as director of both Short-Term Investments Co. and Tax-Free Investments Co.

                 NEW NOMINEES WHO WILL BE INDEPENDENT DIRECTORS

                                 PRINCIPAL OCCUPATION(S) DURING
NAME AND YEAR OF BIRTH                    PAST 5 YEARS            OTHER DIRECTORSHIP(S) HELD
----------------------           ------------------------------  ----------------------------
Bob R. Baker -- 1936...........  Consultant (2000-present);      None
                                 formerly, President and Chief
                                 Executive Officer (1988-2000)
                                 of AMC Cancer Research Center,
                                 Denver, Colorado; until mid-
                                 December 1988, Vice Chairman
                                 of the Board of First Columbia
                                 Financial Corporation,
                                 Englewood, Colorado; formerly,
                                 Chairman of the Board and
                                 Chief Executive Officer of
                                 First Columbia Financial
                                 Corporation.
James T. Bunch -- 1942.........  Co-President and Founder of     None
                                 Green, Manning & Bunch Ltd.,
                                 Denver, Colorado
                                 (1988-present) (investment
                                 banking firm); Director,
                                 Policy Studies, Inc. and Van
                                 Gilder Insurance Corporation;
                                 formerly, General Counsel and
                                 Director of Boettcher & Co.,
                                 Denver, Colorado; and
                                 formerly, Chairman and
                                 Managing Partner, law firm of
                                 Davis, Graham & Stubbs,
                                 Denver, Colorado.
Gerald J. Lewis -- 1933........  Chairman of Lawsuit Resolution  General Chemical Group,
                                 Services, San Diego,            Inc., Hampdon, New Hampshire
                                 California (1987-present);      (1996-present), Wheelabrator
                                 formerly, Associate Justice of  Technologies, Inc. (waste
                                 the California Court of         management company), Fisher
                                 Appeals; and Of Counsel, law    Scientific, Inc., Henley
                                 firm of Latham & Watkins, San   Manufacturing, Inc.
                                 Diego, California (1987-1997).  (laboratory supplies), and
                                                                 California Coastal
                                                                 Properties, Inc.
Larry Soll, Ph.D. -- 1942......  Retired; formerly, Chairman of  Synergen Inc. (biotechnology
                                 the Board (1987-1994), Chief    company) (since
                                 Executive Officer (1982-1989    incorporation in 1982) and
                                 and 1993-1994) and President    Isis Pharmaceuticals, Inc.
                                 (1982-1989) of Synergen Inc.
                                 (biotechnology company); and
                                 formerly, Trustee of INVESCO
                                 Global Health Sciences Fund.

THE BOARDS' RECOMMENDATION ON PROPOSAL 1

     Your Board, including the independent directors of each Board, unanimously recommends that you vote "FOR" these 16 nominees.

COMMITTEES OF THE BOARDS

     Each Board has five standing committees: an Audit Committee, an Investments Committee, a Valuation Committee, a Capitalization Committee and a Committee on Directors/Trustees. These Committees will remain as part of the combined board.

  Audit Committee

     Each Audit Committee is comprised entirely of independent directors. The current members of each Audit Committee are Messrs. Frank S. Bayley, Bruce L. Crockett, Albert R. Dowden (Vice Chair), Edward K. Dunn, Jr. (Chair), Jack M. Fields, Lewis F. Pennock, Louis S. Sklar, Dr. Prema Mathai-Davis and Miss Ruth
H. Quigley. Each Audit Committee is responsible for: (i) the appointment, compensation and oversight of any independent auditors employed by each Fund (including resolution of disagreements between each Fund's management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; (ii) overseeing the financial reporting process of each Fund; (iii) monitoring the process and the resulting financial statements prepared by management to promote accuracy of financial reporting and asset valuation; and (iv) pre-approving permissible non-audit services that are provided to each Fund by its independent auditors.

  Capitalization Committee

     The current members of each Capitalization Committee are Messrs. Bayley, Graham (Chairman) and Pennock. Each Capitalization Committee is responsible for:
(i) increasing or decreasing the aggregate number of shares of any class of the applicable Company's stock by classifying and reclassifying such Company's authorized but unissued shares of common stock, up to such Company's authorized capital; (ii) fixing the terms of such classified or reclassified shares of common stock, and (iii) issuing such classified or reclassified shares of common stock upon the terms set forth in the applicable Fund's prospectus, up to such Company's authorized capital.

  Committee on Directors/Trustees

     Each Committee on Directors/Trustees is comprised entirely of independent directors. The current members of each Committee on Directors/Trustees are Messrs. Bayley, Crockett (Chair), Dowden, Dunn, Fields (Vice Chair), Pennock and Sklar, Dr. Mathai-Davis and Miss Quigley. Each Committee on Directors/Trustees is responsible for: (i) nominating persons who are not interested persons of a Company for election or appointment: (a) as additions to the Board, (b) to fill vacancies which, from time to time, may occur in the Board and (c) for election by shareholders of the Fund at meetings called for the election of directors; (ii) nominating persons who are not interested persons of a Company for selection as members of each committee of the Board, including, without limitation, the Audit Committee, the Committee on Directors/Trustees, the Investments Committee and the Valuation Committee, and to nominate persons for selection as chair and vice chair of each such committee; (iii) reviewing from time to time the compensation payable to the independent directors and making recommendations to the Board regarding compensation; (iv) reviewing and evaluating from time to time the functioning of the Board and the various committees of the Board; (v) selecting independent legal counsel to the independent directors and approving the compensation paid to independent legal counsel; and (vi) approving the compensation paid to independent counsel and other advisers, if any, to the Audit Committee of a Company.

     Each Committee on Directors/Trustees will consider nominees recommended by a shareholder to serve as directors, provided: (i) that such person is a shareholder of record at the time he or she submits such names and is entitled to vote at the meeting of shareholders at which directors will be elected; and
(ii) that the Committee on Directors/Trustees or the Board, as applicable, shall make the final determination of persons to be nominated.

     Notice procedures set forth in each Company's bylaws require that any shareholder of a Fund desiring to nominate a director for election at a shareholder meeting must submit to the applicable Company's Secretary the nomination in writing not later than the close of business on the later of the 90th day prior to such shareholder meeting or the tenth day following the day on which public announcement is made of the shareholder meeting and not earlier than the close of business on the 120th day prior to the shareholder meeting. The notice must set forth: (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A of the Securities Exchange Act of 1934 (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made: (a) the name and address of such shareholder, as they appear on the Company's books, and of such beneficial owner; and (b) the number of shares of each series portfolio of a Company which are owned of record or beneficially by such shareholder and such beneficial owner.

  Investments Committee

     The current members of each Company's Investments Committee are Messrs. Bayley, Crockett, Dowden, Dunn, Fields, Carl Frischling, Pennock and Sklar (Chair), Dr. Mathai-Davis (Vice Chair) and Miss Quigley. Each Investments Committee is responsible for: (i) overseeing AIM's investment-related compliance systems and procedures to ensure their continued adequacy; and (ii) considering and acting, on an interim basis between meetings of the full Board, on investment-related matters requiring Board consideration, including dividends and distributions, brokerage policies and pricing matters.

  Valuation Committee

     The current members of each Trust's Valuation Committee are Messrs. Dunn and Pennock (Chair), and Miss Quigley (Vice Chair). Each Valuation Committee is responsible for: (i) periodically reviewing AIM's Procedures for Valuing Securities ("Procedures"), and making any recommendations to AIM with respect thereto; (ii) reviewing proposed changes to the Procedures recommended by AIM from time to time; (iii) periodically reviewing information provided by AIM regarding industry developments in connection with valuation; (iv) periodically reviewing information from AIM regarding fair value and liquidity determinations made pursuant to the Procedures, and making recommendations to the full Board in connection therewith (whether such information is provided only to the Committee or to the Committee and the full Board simultaneously); and (v) if requested by AIM, assisting AIM's internal valuation committee and/or the full Board in resolving particular valuation anomalies.

BOARD AND COMMITTEE MEETING ATTENDANCE

     The following table sets forth information regarding the number of meetings held by each Board and each committee of each Board for each Company's most recently completed fiscal year. All of the current directors then serving attended at least 75% of the meetings of each Board or applicable committee held during the most recent fiscal year.

                                  AUDIT     CAPITALIZATION      COMMITTEE ON       INVESTMENTS   VALUATION
                       BOARD    COMMITTEE     COMMITTEE      DIRECTORS/ TRUSTEES    COMMITTEE    COMMITTEE
                       ------   ---------   --------------   -------------------   -----------   ---------
Short-Term
  Investments Co.(1)   eleven       six           one               five              four          one
Tax-Free Investments
  Co.(2)                eight     seven          none               five              four          one

---------------

(1) Information disclosed is for the fiscal year ended August 31, 2002.

(2) Information disclosed is for the fiscal year ended March 31, 2003.

DIRECTOR'S COMPENSATION

     Each director who is not affiliated with AIM is compensated for his or her services according to a fee schedule which recognizes the fact that such director also serves as a director or trustee of other AIM Funds. Each such director receives a fee, allocated among the AIM Funds for which he or she serves as a director or trustee, which consists of an annual retainer component and a meeting fee component.

     Information regarding compensation paid or accrued for each director of the Companies who was not affiliated with AIM during the year ended December 31, 2002 is found in Exhibit B.

RETIREMENT PLAN FOR DIRECTORS

     The directors have adopted a retirement plan for the directors of the Companies who are not affiliated with AIM. The retirement plan includes a retirement policy as well as retirement benefits for the non-AIM-affiliated directors.

     The retirement policy permits each non-AIM-affiliated directors to serve until December 31 of the year in which the director turns 72. A majority of the directors may extend from time to time the retirement date of a director.

     Annual retirement benefits are available to each non-AIM-affiliated director of the Companies and/or the other AIM Funds (each, a "Covered Fund") who has at least five years of credited service as a director (including service to a predecessor fund) for a Covered Fund. The retirement benefits will equal 75% of the director's annual retainer paid or accrued by any Covered Fund to such director during the twelve-month period prior to retirement, including the amount of any retainer deferred under a separate deferred compensation agreement between the Covered Fund and the director. The annual retirement benefits are payable in quarterly installments for a number of years equal to the lesser of
(i) ten or (ii) the number of such director's credited years of service. A death benefit is also available under the plan that provides a surviving spouse with a quarterly installment of 50% of a deceased director's retirement benefits for the same length of time that the director would have received the benefits based on his or her service. A director must have attained the age of 65 (55 in the event of death or disability) to receive any retirement benefit. Payment of benefits under the plan is not secured or funded by the Companies.

DEFERRED COMPENSATION AGREEMENTS

     Messrs. Dunn, Fields, Frischling and Sklar and Dr. Mathai-Davis (the "Deferring Directors") have each executed a Deferred Compensation Agreement (collectively, the "Compensation Agreements"). Pursuant to the Compensation Agreements, the Deferring Directors have the option to elect to defer receipt of up to 100% of their compensation payable by the Companies, and such amounts are placed into a deferral account. Currently, the Deferring Directors have the option to select various AIM Funds in which all or part of their deferral accounts shall be deemed to be invested. Distributions from the Deferring Directors' deferral accounts will be paid in cash, generally in equal quarterly installments over a period of up to ten (10) years (depending on the Compensation Agreement) beginning on the date selected under the Compensation Agreement. Each Board, in its sole discretion, may accelerate or extend the distribution of such deferral accounts after the Deferring Director's retirement benefits commence under the plan. Each Board, in its sole discretion, also may accelerate or extend the distribution of such deferral accounts after the Deferring Director's termination of service as a director of a Company. If a Deferring Director dies prior to the distribution of amounts in his or her deferral account, the balance of the deferral account will be distributed to his or her designated beneficiary. The Compensation Agreements are not funded and, with respect to the payments of amounts held in the deferral accounts, the Deferring Directors have the status of unsecured creditors of the Companies and of each other AIM Fund from which they are deferring compensation.

                    PROPOSAL 2 -- APPROVAL OF THE STIC PLAN
                   TO REDOMESTICATE EACH SERIES PORTFOLIO OF
                         SHORT-TERM INVESTMENTS CO. AS
                            NEW SERIES PORTFOLIOS OF
                          SHORT-TERM INVESTMENTS TRUST

WHICH FUNDS' SHAREHOLDERS WILL VOTE ON PROPOSAL 2?

     Proposal 2 applies only to the shareholders of Cash Assets Portfolio, Liquid Assets Portfolio and Prime Portfolio.

BACKGROUND

     Short-Term Investments Co. ("STIC") currently is organized as a Maryland corporation. AMVESCAP has identified each series portfolio of STIC as appropriate to be redomesticated as new series portfolios of Short-Term Investments Trust ("STIT"), an existing open-end management investment company organized as a statutory trust under the Delaware Statutory Trust Act.

     STIC's Board of Directors (the "STIC Board") has approved the STIC Plan, which provides for a series of transactions to convert each of Cash Assets Portfolio, Liquid Assets Portfolio and Prime Portfolio (each, a "Current Fund") to a corresponding series (a "New Fund") of STIT. Under the STIC Plan, each Current Fund will transfer all of its assets to a corresponding New Fund in exchange solely for voting shares of beneficial interest in the New Fund and the New Fund's assumption of all of the Current Fund's liabilities (collectively, the "STIC Redomestication"). A form of the STIC Plan relating to the proposed STIC Redomestication is set forth in Appendix I. If Proposal 2 is not approved by the STIC shareholders, STIC will continue to operate as a Maryland corporation.

     Approval of the STIC Plan requires the affirmative vote of a majority of the issued and outstanding shares of STIC.

     The STIC Redomestication is being proposed primarily to provide STIC with greater flexibility in conducting its business operations. The operations of each New Fund following the STIC Redomestication will be substantially similar to those of its predecessor Current Fund. As described below, STIT's Amended and Restated Agreement and Declaration of Trust, as amended (the "STIT Declaration") differs from STIC's Articles of Incorporation, and the amendments and supplements thereto (the "STIC Articles of Incorporation") in certain respects that are expected to improve STIC's and each Current Fund's operations.

REASONS FOR THE PROPOSED STIC REDOMESTICATION

     The STIC Redomestication is being proposed because, as noted above, AIM and the STIC Board believe that the Delaware statutory trust organizational form offers a number of advantages over the Maryland corporate organizational form. As a result of these advantages, the Delaware statutory trust organizational form has been increasingly used by mutual funds, including the majority of the AIM Funds. STIT, like STIC, will operate as an open-end management investment company registered with the Securities and Exchange Commission (the "SEC") under the 1940 Act.

     The Delaware statutory trust organizational form offers greater flexibility than the Maryland corporate form. A Maryland corporation is governed by the detailed requirements imposed by Maryland corporate law and by the terms of its articles of incorporation. A Delaware statutory trust is subject to fewer statutory requirements. STIT is governed primarily by the terms of the STIT Declaration. In particular, STIT has greater flexibility to conduct business without the necessity of engaging in expensive proxy solicitations to shareholders. For example, under Maryland corporate law, amendments to the STIC Articles of Incorporation would typically require shareholder approval. Under Delaware law, unless the Declaration of Trust of a Delaware statutory trust provides otherwise, amendments to it may be made without first obtaining shareholder approval. In addition, unlike Maryland corporate law, which restricts the delegation of a board of directors' functions, Delaware law permits the board of trustees of a Delaware statutory trust to delegate certain of its responsibilities. For example, the board of trustees of a Delaware statutory trust may delegate the responsibility of declaring dividends to duly empowered committees of the board or to appropriate officers. Finally, Delaware law permits the trustees to adapt a Delaware statutory trust to future contingencies. For example, the trustees may, without a shareholder vote, change a Delaware statutory trust's domicile or organizational form. In contrast, under Maryland corporate law, a company's board of directors would be required to obtain shareholder approval prior to changing domicile or organizational form.

     The STIC Redomestication will also have certain other effects on STIC, its shareholders and management, which are described below under the heading "STIT Compared to STIC."

WHAT THE PROPOSED STIC REDOMESTICATION WILL INVOLVE

     To accomplish the STIC Redomestication, each New Fund has been established as a series of STIT. On the closing date, each Current Fund will transfer all of its assets to the corresponding classes of the corresponding New Fund in exchange solely for a number of full and fractional shares of the New Fund equal to the number of full and fractional shares of common stock of the corresponding classes of the Current Fund then outstanding and the New Fund's assumption of the Current Fund's liabilities. Immediately thereafter, each Current Fund will distribute those New Fund shares to its shareholders in complete liquidation of such Current Fund. Upon completion of the STIC Redomestication, each shareholder of each Current Fund will be the owner of full and fractional shares of the corresponding New Fund equal in number and aggregate net asset value to the shares he or she held in the Current Fund. As soon as practicable after the consummation of the STIC Redomestication, each Current Fund will be terminated and STIC will be dissolved as a Maryland corporation.

     The obligations of STIC and STIT under the STIC Plan are subject to various conditions stated therein. To provide against unforeseen events, the STIC Plan may be terminated or amended at any time prior to the closing of the STIC Redomestication by action of the STIC Board, notwithstanding the approval of the STIC Plan by the shareholders of any Current Fund. However, no amendments may be made that would materially adversely affect the interests of shareholders of any Current Fund. STIC and STIT may at any time waive compliance with any condition contained in the STIC Plan, provided that the waiver does not materially adversely affect the interests of shareholders of any Current Fund.

     The STIC Plan authorizes STIC to acquire one share of each class of each New Fund and, as the sole shareholder of each New Fund prior to the STIC Redomestication, to do each of the following:

     - Approve with respect to each New Fund a new investment advisory agreement with AIM that will be substantially identical to STIC's current investment advisory agreement with AIM.

     - Approve with respect to each New Fund a new administrative services agreement with AIM that will be substantially identical to each Current Fund's existing administrative services agreement with AIM.

     - Approve with respect to each New Fund a distribution agreement with AIM Distributors. The proposed distribution agreement will provide for substantially identical distribution services as currently provided to each corresponding Current Fund by AIM Distributors.

     - Approve a distribution plan pursuant to Rule 12b-1 under the 1940 Act with respect to each class of each New Fund that will be substantially identical to the corresponding Current Fund's existing distribution plan for that class.

     - Approve with respect to each New Fund a custodian agreement with State Street Bank and Trust Company and a transfer agency and servicing agreement with A I M Fund Services, Inc., each of which currently provides such services to the corresponding Current Fund, and a multiple class plan pursuant to Rule 18f-3 of the 1940 Act which will be substantially identical to the multiple class plan that exists for the corresponding Current Fund.

     - Ratify the selection of Tait, Weller & Baker, the accountants for each Current Fund, as the independent public accountants for each New Fund.

     - Approve such other agreements and plans as are necessary for each New Fund's operation as a series of an open-end management investment company.

     STIT's transfer agent will establish for each shareholder an account containing the appropriate number of shares of each class of each New Fund. Such accounts will be identical in all respects to the accounts currently maintained by STIC's transfer agent for each shareholder of the Current Funds. Shares held in the Current Fund accounts will automatically be designated as shares of the New Funds. Certificates for Current Fund shares issued before the STIC Redomestication will represent shares of the corresponding New Fund after the Redomestication. Shareholders of the New Funds will not have the right to demand or require STIT to issue share certificates. Any account options or privileges on accounts of shareholders under the Current Funds will be replicated on the New Fund account. No sales charges will be imposed in connection with the STIC Redomestication.

     Assuming your approval of Proposal 2, STIC currently contemplates that the STIC Redomestication will be consummated on November 4, 2003.

THE FEDERAL INCOME TAX CONSEQUENCES OF THE STIC REDOMESTICATION

     STIC and STIT will receive an opinion of Ballard Spahr Andrews & Ingersoll, LLP to the effect that the STIC Redomestication will qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. Accordingly, the Current Funds, the New Funds and the shareholders of the New Funds will recognize no gain or loss for Federal income tax purposes as a result of the STIC Redomestication. Shareholders of the Current Funds should consult their tax advisers regarding the effect, if any, of the STIC Redomestication in light of their individual circumstances and as to state and local consequences, if any, of the STIC Redomestication.

APPRAISAL RIGHTS

     Appraisal rights are not available to shareholders. However, shareholders retain the right to redeem their shares of the Current Funds or the New Funds, as the case may be, at any time before or after the STIC Redomestication.

STIT COMPARED TO STIC

  Structure of STIT

     STIT is an existing statutory trust established under the laws of the State of Delaware by the filing of a certificate of trust in the office of the Secretary of State of Delaware. STIT has established new series portfolios corresponding to and having identical designations as the series portfolios of STIC except that the new series portfolio corresponding to the Prime Portfolio of STIC will be designated "STIC Prime." STIT has also established classes with respect to each New Fund corresponding to and having identical designations as the classes of each Current Fund. Each New Fund will have the same investment objectives, policies, and restrictions as its predecessor Current Fund. STIT's fiscal year is the same as that of STIC. No New Fund will have any operations prior to the STIC Redomestication. Initially, STIC will be the sole shareholder of each New Fund.

     As a Delaware statutory trust, STIT's operations are governed by the STIT Declaration, STIT's Amended and Restated Bylaws (the "STIT Bylaws") and applicable Delaware law rather than by the STIC Articles of Incorporation and STIC's Amended and Restated Bylaws (the "STIC Bylaws") and applicable Maryland law. Certain differences between the two domiciles and organizational forms are summarized below. The operations of STIT will continue to be subject to the provisions of the 1940 Act and the rules and regulations thereunder.

  Trustees and Officers of STIT

     Subject to the provisions of the STIT Declaration, the business of STIT is managed by its trustees, who have all powers necessary or convenient to carry out their responsibilities. The responsibilities, powers, and fiduciary duties of the trustees of STIT are substantially the same as those of the directors of STIC.

     All of the current officers of STIC currently serve as officers of STIT and those current officers of STIC will perform the same functions on behalf of the New Funds and STIT following the STIC Restructuring that they now perform on behalf of the Current Funds and STIC.

  Shares of STIT

     The beneficial interests in the New Funds will be represented by transferable shares, par value $0.01 per share. Shareholders do not have the right to demand or require STIT to issue share certificates. The trustees have the power under the STIT Declaration to establish new series and classes of shares; STIC's directors currently have a similar right. The STIT Declaration permits the trustees to issue an unlimited number of shares of each class and series. STIC is authorized to issue only the number of shares specified in the STIC Articles of Incorporation and may issue additional shares only with STIC Board approval and after payment of a fee to the State of Maryland on any additional shares authorized.

     Your Fund currently has the classes of shares set forth in Exhibit A. STIT has established for each New Fund the classes that currently exist for its predecessor Current Fund. Except as discussed in this Proxy Statement, shares of each class of each New Fund will have rights, privileges, and terms substantially similar to those of the corresponding class of the Current Fund.

  Liability of Shareholders

     Shareholders of a Maryland corporation generally do not have personal liability for the corporation's obligations, except that a shareholder may be liable to the extent that he or she receives any distribution which exceeds the amount which he or she could properly receive under Maryland law or where such liability is necessary to prevent fraud.

     The Delaware Statutory Trust Act provides that shareholders of a Delaware statutory trust shall be entitled to the same limitations of liability extended to shareholders of private for-profit corporations. There is, however, a remote possibility that, under certain circumstances, shareholders of a Delaware statutory trust might be held personally liable for the trust's obligations to the extent the courts of another state that does not recognize such limited liability were to apply the laws of such state to a controversy involving such obligations. The STIT Declaration provides that shareholders of STIT shall not be subject to any personal liability for acts or obligations of STIT and that every written agreement, obligation or other undertaking made or issued by STIT shall contain a provision to the effect that shareholders are not personally liable thereunder. In addition, the STIT Declaration provides for indemnification out of STIT's property for any shareholder held personally liable solely by reason of his or her being or having been a shareholder. Therefore, the risk of any shareholder incurring financial loss beyond his or her investment due to shareholder liability is limited to circumstances in which STIT itself is unable to meet its obligations and the express disclaimer of shareholder liabilities is determined not to be effective. Given the nature of the assets and operations of STIT, the possibility of STIT being unable to meet its obligations is considered remote, and even if a claim were brought against STIT and a court determined that shareholders were personally liable, it would likely not impose a material obligation on a shareholder.

  Election of Directors/Trustees; Terms

     The shareholders of STIC have elected a majority of the directors of STIC. Each director serves until a successor is elected, subject to his or her earlier death, resignation or removal in the manner provided by law (see below). In the case of a vacancy on the STIC Board (other than a vacancy created by removal by the shareholders), a majority of the directors may appoint a successor to fill such vacancy. The right of the STIC Board to appoint directors to fill vacancies without shareholder approval is subject to the provisions of the 1940 Act.

     The current shareholders of STIT have elected the trustees of STIT. Such trustees serve for the life of STIT, subject to his or her earlier death, incapacitation, resignation, retirement or removal (see below). In the case of any vacancy on the Board of Trustees of STIT (the "STIT Board"), a majority of the trustees may appoint a successor to fill such vacancy. The right of the STIT Board to appoint trustees to fill vacancies without shareholder approval is subject to the provisions of the 1940 Act.

  Removal of Directors/Trustees

     A director of STIC may be removed by the affirmative vote of a majority of the STIC Board, a committee of the STIC Board appointed for such purpose, or the holders of a majority of the outstanding shares of STIC.

     A trustee of STIT may be removed at any time by a written instrument signed by at least two-thirds of the trustees or by vote of two-thirds of the outstanding shares of STIT.

  Meetings of Shareholders

     STIC is not required to hold annual meetings of shareholders and does not intend to do so unless required by the 1940 Act. The STIC Bylaws provide that a special meeting of shareholders may be called by the president or, in his or her absence, the vice-president or by a majority of the STIC Board or holders of shares entitled to cast at least 10% of the votes entitled to be cast at the special meeting. Requests for special meetings must, among other things, state the purpose of such meeting and the matters to be voted upon. No special meeting needs to be called to consider any matter previously voted upon at a special meeting called by the shareholders during the preceding twelve months, unless requested by a majority of all shares entitled to vote at such meeting.

     STIT is not required to hold annual meetings of shareholders unless required by the 1940 Act and does not intend to do so. The STIT Bylaws provide that any trustee may call a special meeting of shareholders and the trustees shall call a special meeting of the shareholders solely for the purpose of removing one or more trustees upon written request of the holders of not less than 10% of the outstanding shares of STIT. Special meetings may be called for the purpose of electing trustees or for any other action requiring shareholder approval, or for any matter deemed by the trustees to be necessary or desirable.

  Liability of Directors/Trustees and Officers; Indemnification

     Maryland law permits a corporation to eliminate liability of its directors and officers to the corporation or its stockholders, except for liability arising from receipt of an improper benefit or profit and from active and deliberate dishonesty. The STIC Articles of Incorporation eliminate director and officer liability to the fullest extent permitted under Maryland law. Under Maryland law, indemnification of a corporation's directors and officers is mandatory if a director or officer has been successful on the merits or otherwise in the defense of certain proceedings. Maryland law permits indemnification for other matters unless it is established that the act or omission giving rise to the proceeding was committed in bad faith, a result of active and deliberate dishonesty, or one in which a director or officer actually received an improper benefit.

     Delaware law provides that trustees of a statutory trust shall not be liable to the statutory trust or its shareholders for acting in good faith reliance on the provisions of its governing instrument and that the trustee's liabilities may be expanded or restricted by such instrument. Under the STIT Declaration, the trustees and officers of STIT are not liable for any act or omission or any conduct whatsoever in their capacity as trustees, except for liability to the trust or shareholders due to willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of trustee. Delaware law allows a statutory trust to indemnify and hold harmless any trustee or other person against any and all claims and demands. The STIT Declaration provides for the indemnification of its trustees and officers to the extent that such trustees and officers act in good faith and reasonably believe that their conduct is in the best interests of STIT, except with respect to any matter in which it has been determined that such trustee acted with willful misfeasance, bad faith, gross negligence or reckless disregard of his or her duties.

  Dissolution and Termination

     Maryland law provides that STIC may be dissolved by the vote of a majority of the STIC Board and two-thirds of the shares entitled to vote on the dissolution; however the STIC Articles of Incorporation reduce the required shareholder vote from two-thirds to a majority of the shares entitled to vote on the dissolution.

     Pursuant to the STIT Declaration, STIT or any series or class of shares of beneficial interest in STIT may be terminated by: (1) a majority shareholder vote of STIT or the affected series or class, respectively; or (2) if there are fewer than 100 shareholders of record of STIT or of such terminating series or class, the trustees pursuant to written notice to the shares of STIT or the affected series or class.

  Voting Rights of Shareholders

     Shareholders of a Maryland corporation such as STIC are entitled to vote on, among other things, those matters which effect fundamental changes in the corporate structure (such as a merger, consolidation or sale of substantially all of the assets of the corporation) as provided by Maryland law.

     The STIT Declaration grants shareholders power to vote only with respect to the following: (i) election of trustees, provided that a meeting of shareholders has been called for that purpose; (ii) removal of trustees, provided that a meeting of shareholders has been called for that purpose; (iii) termination of STIT or a series or class of its shares of beneficial interest, provided that a meeting of shareholders has been called for that purpose; (iv) sale of all or substantially all of the assets of STIT or one of its investment portfolios; (v) merger or consolidation of STIT or any of its investment portfolios, with certain exceptions; (vi) approval of any amendments to shareholders' voting rights under the STIT Declaration; and (vii) approval of such additional matters as may be required by law or as the trustees, in their sole discretion, shall determine.

  Dissenters' Rights

     Under Maryland law, shareholders may not demand the fair value of their shares from the successor company in a transaction involving the transfer of the corporation's assets and are, therefore, bound by the terms of the transaction if the stock is that of an open-end investment company registered with the SEC under the 1940 Act and the value placed on the stock in the transaction is its net asset value.

     Neither Delaware law nor the STIT Declaration confer upon shareholders rights of appraisal or dissenters' rights.

  Amendments to Organization Documents

     STIC has the right to amend, alter, change or repeal any provision contained in the STIC Articles of Incorporation in the manner prescribed by statute, including any amendment that alters the contract rights, as expressly set forth in the STIC Articles of Incorporation, of any outstanding stock, and all rights conferred on shareholders are granted subject to this reservation. The STIC Board may approve amendments to the STIC Articles of Incorporation to classify or reclassify unissued shares of a class of stock without shareholder approval. Other amendments to the STIC Articles of Incorporation may be adopted if approved by the affirmative vote of a majority of all the votes entitled to be cast on the matter. The directors have the power to alter, amend or repeal the STIC Bylaws or adopt new bylaws at any time.

     Consistent with Delaware law, the STIT Board may, without shareholder approval, amend the STIT Declaration at any time, except to eliminate any voting rights pertaining to the shares of STIT, without approval of the majority of the shares of STIT. The trustees have the power to alter, amend or repeal the STIT Bylaws or adopt new bylaws at any time.

     The foregoing is only a summary of certain differences between and among the STIC Articles of Incorporation and the STIC Bylaws and Maryland law, and the STIT Declaration and STIT Bylaws and Delaware law. It is not a complete list of the differences. Shareholders should refer to the provisions of the governing documents of STIC and STIT and state law directly for a more thorough comparison. Copies of the STIC Articles of Incorporation and STIC Bylaws and of the STIT Declaration and STIT Bylaws are available to shareholders without charge upon written request to STIC.

THE BOARD'S RECOMMENDATION ON PROPOSAL 2

     Your Board, including the independent directors, unanimously recommends that you vote "FOR" this Proposal.

                    PROPOSAL 3 -- APPROVAL OF THE TFIC PLAN
                   TO REDOMESTICATE TAX-FREE INVESTMENTS CO.
                         AS A DELAWARE STATUTORY TRUST

WHICH FUNDS' SHAREHOLDERS WILL VOTE ON PROPOSAL 3?

     Proposal 3 applies only to the shareholders of Cash Reserve Portfolio.

BACKGROUND

     Tax-Free Investments Co. ("TFIC") currently is organized as a Maryland corporation. AMVESCAP has identified Cash Reserve Portfolio, the sole series portfolio of TFIC, as appropriate to be redomesticated as a new series portfolio of Tax-Free Investments Trust ("TFIT"), a newly created open-end management investment company organized as a statutory trust under the Delaware Statutory Trust Act.

     TFIC's Board of Directors (the "TFIC Board") has approved the TFIC Plan, which provides for a series of transactions to convert Cash Reserve Portfolio (the "Current Fund") to a corresponding series (the "New Fund") of TFIT. Under the TFIC Plan, the Current Fund will transfer all of its assets to the New Fund in exchange solely for voting shares of beneficial interest in the New Fund and the New Fund's assumption of all of the Current liabilities (collectively, the "TFIC Redomestication"). A form of the TFIC Plan relating to the proposed TFIC Redomestication is set forth in Appendix II. If Proposal 3 is not approved by the TFIC shareholders, TFIC will continue to operate as a Maryland corporation.

     Approval of the TFIC Plan requires the affirmative vote of a majority of the issued and outstanding shares of TFIC.

     The TFIC Redomestication is being proposed primarily to provide TFIC with greater flexibility in conducting its business operations. The operations of the New Fund following the TFIC Redomestication will be substantially similar to those of the Current Fund. As described below, TFIT's Declaration of Trust (the "TFIT Declaration") differs from TFIC's Articles of Incorporation and the amendments and supplements thereto (the "TFIC Articles of Incorporation") in certain respects that are expected to improve TFIC's and the Current Fund's operations.

REASONS FOR THE PROPOSED TFIC REDOMESTICATION

     The TFIC Redomestication is being proposed because, as noted above, AIM and the TFIC Board believe that the Delaware statutory trust organizational form offers a number of advantages over the Maryland corporate organizational form. As a result of these advantages, the Delaware statutory trust organizational form has been increasingly used by mutual funds, including the majority of the AIM Funds. TFIT, like TFIC, will operate as an open-end management investment company registered with the Securities and Exchange Commission (the "SEC") under the 1940 Act.

     The Delaware statutory trust organizational form offers greater flexibility than the Maryland corporate form. A Maryland corporation is governed by the detailed requirements imposed by Maryland corporate law and by the terms of its articles of incorporation. A Delaware statutory trust is subject to fewer statutory requirements. TFIT will be governed primarily by the terms of the TFIT Declaration. In particular, TFIT will have greater flexibility to conduct business without the necessity of engaging in expensive proxy solicitations to shareholders. For example, under Maryland corporate law, amendments to the TFIC Articles of Incorporation would typically require shareholder approval. Under Delaware law, unless the Declaration of Trust of a Delaware statutory trust provides otherwise, amendments to it may be made without first obtaining shareholder approval. In addition, unlike Maryland corporate law, which restricts the delegation of a board of directors' functions, Delaware law permits the board of trustees of a Delaware statutory trust to delegate certain of its responsibilities. For example, the board of trustees of a Delaware statutory trust may delegate the responsibility of declaring dividends to duly empowered committees of the board or to appropriate officers. Finally, Delaware law permits the trustees to adapt a Delaware statutory trust to future contingencies. For example, the trustees may, without a shareholder vote, change a Delaware statutory trust's domicile or organizational form. In contrast, under Maryland corporate law, a company's board of directors would be required to obtain shareholder approval prior to changing domicile or organizational form.

     The TFIC Redomestication will also have certain other effects on TFIC, its shareholders and management, which are described below under the heading "TFIT Compared to TFIC."

WHAT THE PROPOSED TFIC REDOMESTICATION WILL INVOLVE

     To accomplish the TFIC Redomestication, TFIT has been formed as a Delaware statutory trust pursuant to the TFIT Declaration and the New Fund has been established as the sole series of TFIT. On the closing date, the Current Fund will transfer all of its assets to the corresponding classes of the New Fund in exchange solely for a number of full and fractional shares of the New Fund equal to the number of full and fractional shares of common stock of the corresponding classes of the Current Fund then outstanding and the New Fund's assumption of the Current Fund's liabilities. Immediately thereafter, the Current Fund will distribute those New Fund shares to its shareholders in complete liquidation of the Current Fund. Upon completion of the TFIC Redomestication, each shareholder of the Current Fund will be the owner of full and fractional shares of the New Fund equal in number and aggregate net asset value to the shares he or she held in the Current Fund. As soon as practicable after the consummation of the TFIC Redomestication, the Current Fund will be terminated and TFIC will be dissolved as a Maryland corporation.

     The obligations of TFIC and TFIT under the TFIC Plan are subject to various conditions stated therein. To provide against unforeseen events, the TFIC Plan may be terminated or amended at any time prior to the closing of the TFIC Redomestication by action of the TFIC Board, notwithstanding the approval of the TFIC Plan by the shareholders of the Current Fund. However, no amendments may be made that would materially adversely affect the interests of shareholders of the Current Fund. TFIC and TFIT may at any time waive compliance with any condition contained in the TFIC Plan, provided that the waiver does not materially adversely affect the interests of shareholders of the Current Fund.

     The TFIC Plan authorizes TFIC to acquire one share of each class of the New Fund and, as the sole shareholder of the New Fund prior to the TFIC Redomestication, to do each of the following:

     - Approve with respect to the New Fund a new investment advisory agreement with AIM that will be substantially identical to TFIC's current investment advisory agreement with AIM.

     - Approve with respect to the New Fund a administrative services agreement with AIM that will be substantially identical to the Current Fund's existing administrative services agreement with AIM.

     - Approve with respect to the New Fund a distribution agreement with AIM Distributors. The proposed distribution agreement will provide for substantially identical distribution services as currently provided to the Current Fund by AIM Distributors.

     - Approve a distribution plan pursuant to Rule 12b-1 under the 1940 Act with respect to each class of the New Fund that will be substantially identical to the Current Fund's existing distribution plan for that class.

     - Approve with respect to the New Fund a custodian agreement with State Street Bank and Trust Company and a transfer agency and servicing agreement with A I M Fund Services, Inc., each of which currently provides such services to the Current Fund, and a multiple class plan pursuant to Rule 18f-3 of the 1940 Act which will be substantially identical to the multiple class plan that exists for the Current Fund.

     - Elect the directors of TFIC as the trustees of TFIT to serve without limit in time, except as they may resign or be removed by action of TFIT's trustees or shareholders, and except as they retire in accordance with TFIT's retirement policy for trustees. TFIT's retirement policy for trustees is substantially identical to TFIC's retirement policy for directors.

     - Ratify the selection of Ernst & Young LLP as the independent public accountants for the New Fund.

     - Approve such other agreements and plans as are necessary for the New Fund's operation as a series of an open-end management investment company.

     TFIT's transfer agent will establish for each shareholder an account containing the appropriate number of shares of each class of the New Fund. Such accounts will be identical in all respects to the accounts currently maintained by TFIC's transfer agent for each shareholder of the Current Fund. Shares held in the Current Fund accounts will automatically be designated as shares of the New Fund. Certificates for Current Fund shares issued before the TFIC Redomestication will represent shares of the New Fund after the TFIC Redomestication. Shareholders of the New Fund will not have the right to demand or require TFIT to issue share certificates. Any account options or privileges on accounts of shareholders under the Current Fund will be replicated on the New Fund account. No sales charges will be imposed in connection with the TFIC Redomestication.

     Assuming your approval of Proposal 3, TFIC currently contemplates that the TFIC Redomestication will be consummated on November 4, 2003.

THE FEDERAL INCOME TAX CONSEQUENCES OF THE TFIC REDOMESTICATION

     TFIC and TFIT will receive an opinion of Ballard Spahr Andrews & Ingersoll, LLP to the effect that the TFIC Redomestication will qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. Accordingly, the Current Fund, the New Fund and the shareholders of the New Fund will recognize no gain or loss for Federal income tax purposes as a result of the TFIC Redomestication. Shareholders of the Current Fund should consult their tax advisers regarding the effect, if any, of the TFIC Redomestication in light of their individual circumstances and as to state and local consequences, if any, of the TFIC Redomestication.

APPRAISAL RIGHTS

     Appraisal rights are not available to shareholders. However, shareholders retain the right to redeem their shares of the Current Fund or the New Fund, as the case may be, at any time before or after the TFIC Redomestication.

TFIT COMPARED TO TFIC

  Structure of TFIT

     TFIT has been established under the laws of the State of Delaware by the filing of a certificate of trust in the office of the Secretary of State of Delaware. TFIT has established a sole series portfolio corresponding to Cash Reserve Portfolio, the sole series portfolio of TFIC, except that the new series portfolio will be designated "Tax-Free Cash Reserve Portfolio." TFIT has also established classes with respect to the New Fund corresponding to and having identical designations as the classes of the Current Fund. TFIT's fiscal year is the same as that of TFIC. The New Fund will have the same investment objectives, policies, and restrictions as the predecessor Current Fund. TFIT will not have any operations prior to the TFIC Redomestication. Initially, TFIC will be the sole shareholder of TFIT.

     As a Delaware statutory trust, TFIT's operations are governed by the TFIT Declaration, TFIT's Bylaws and applicable Delaware law rather than by the TFIC Articles of Incorporation, TFIC's Amended and Restated Bylaws (the "TFIC Bylaws") and applicable Maryland law. Certain differences between the two domiciles and organizational forms are summarized below. The operations of TFIT will continue to be subject to the provisions of the 1940 Act and the rules and regulations thereunder.

  Trustees of TFIT

     Subject to the provisions of the TFIT Declaration, the business of TFIT will be managed by its trustees, who have all powers necessary or convenient to carry out their responsibilities. The responsibilities, powers, and fiduciary duties of the trustees of TFIT are substantially the same as those of the directors of TFIC.

     The trustees of TFIT would be those persons elected at this Special Meeting to serve as directors of TFIC. Information concerning the nominees for election as directors of TFIC is set forth above under Proposal 1.

  Shares of TFIT

     The beneficial interests in the New Fund will be represented by transferable shares, par value $0.001 per share. Shareholders do not have the right to demand or require TFIT to issue share certificates. The trustees have the power under the TFIT Declaration to establish new series and classes of shares; TFIC's directors currently have a similar right. The TFIT Declaration permits the trustees to issue an unlimited number of shares of each class and series. TFIC is authorized to issue only the number of shares specified in the TFIC Articles of Incorporation and may issue additional shares only with TFIC Board approval and after payment of a fee to the State of Maryland on any additional shares authorized.

     Your Fund currently has the classes of shares set forth in Exhibit A. TFIT has established for the New Fund the classes that currently exist for the Current Fund. Except as discussed in this Proxy Statement, shares of each class of the New Fund will have rights, privileges, and terms substantially similar to those of the corresponding class of the Current Fund.

  Liability of Shareholders

     Shareholders of a Maryland corporation generally do not have personal liability for the corporation's obligations, except that a shareholder may be liable to the extent that he or she receives any distribution which exceeds the amount which he or she could properly receive under Maryland law or where such liability is necessary to prevent fraud.

     The Delaware Statutory Trust Act provides that shareholders of a Delaware statutory trust shall be entitled to the same limitations of liability extended to shareholders of private for-profit corporations. There is, however, a remote possibility that, under certain circumstances, shareholders of a Delaware statutory trust might be held personally liable for the trust's obligations to the extent the courts of another state that does not recognize such limited liability were to apply the laws of such state to a controversy involving such obligations. The TFIT Declaration provides that shareholders of TFIT shall not be subject to any personal liability for acts or obligations of TFIT and that every written agreement, obligation or other undertaking made or issued by TFIT shall contain a provision to the effect that shareholders are not personally liable thereunder. In addition, the TFIT Declaration provides for indemnification out of TFIT's property for any shareholder held personally liable solely by reason of his or her being or having been a shareholder. Therefore, the risk of any shareholder incurring financial loss beyond his or her investment due to shareholder liability is limited to circumstances in which TFIT itself is unable to meet its obligations and the express disclaimer of shareholder liabilities is determined not to be effective. Given the nature of the assets and operations of TFIT, the possibility of TFIT being unable to meet its obligations is considered remote, and even if a claim were brought against TFIT and a court determined that shareholders were personally liable, it would likely not impose a material obligation on a shareholder.

  Election of Directors/Trustees; Terms

     The shareholders of TFIC have elected a majority of the directors of TFIC. Each director serves until a successor is elected, subject to his or her earlier death, resignation or removal in the manner provided by law (see below). In the case of a vacancy on the TFIC Board (other than a vacancy created by removal by the shareholders), a majority of the directors may appoint a successor to fill such vacancy. The right of the TFIC Board to appoint directors to fill vacancies without shareholder approval is subject to the provisions of the 1940 Act.

     As set forth above, the TFIC Plan authorizes TFIC to acquire one share of each class of the New Fund and, as the sole shareholder of TFIT prior to the TFIC Redomestication, to elect the directors of TFIC as the trustees of TFIT. Such trustees serve for the life of TFIT, subject to his or her earlier death, incapacitation, resignation, retirement or removal (see below). In the case of any vacancy on the Board of Trustees of TFIT (the "TFIT Board"), a majority of the trustees may appoint a successor to fill such vacancy. The right of the TFIT Board to appoint trustees to fill vacancies without shareholder approval is subject to the provisions of the 1940 Act.

  Removal of Directors/Trustees

     A director of TFIC may be removed by the affirmative vote of a majority of the holders of a majority of the outstanding shares of TFIC.

     A trustee of TFIT may be removed at any time by a written instrument signed by at least two-thirds of the trustees or by vote of two-thirds of the outstanding shares of TFIT.

  Meetings of Shareholders

     TFIC is not required to hold annual meetings of shareholders and does not intend to do so unless required by the 1940 Act. The TFIC Bylaws provide that a special meeting of shareholders may be called by the president or, in his or her absence, the vice-president or by a majority of the TFIC Board or holders of shares entitled to cast at least 10% of the votes entitled to be cast at the special meeting. Requests for special meetings must, among other things, state the purpose of such meeting and the matters to be voted upon. No special meeting needs to be called to consider any matter previously voted upon at a special meeting called by the shareholders during the preceding twelve months, unless requested by a majority of all shares entitled to vote at such meeting.

     TFIT is not required to hold annual meetings of shareholders unless required by the 1940 Act and does not intend to do so. The TFIT Bylaws provide that any trustee may call a special meeting of shareholders and the trustees shall call a special meeting of the shareholders solely for the purpose of removing one or more trustees upon written request of the holders of not less than 10% of the outstanding shares of TFIT. Special meetings may be called for the purpose of electing trustees or for any other action requiring shareholder approval, or for any matter deemed by the trustees to be necessary or desirable.

  Liability of Directors/Trustees and Officers; Indemnification

     Maryland law permits a corporation to eliminate liability of its directors and officers to the corporation or its stockholders, except for liability arising from receipt of an improper benefit or profit and from active and deliberate dishonesty. The TFIC Articles of Incorporation eliminate director and officer liability to the fullest extent permitted under Maryland law. Under Maryland law, indemnification of a corporation's directors and officers is mandatory if a director or officer has been successful on the merits or otherwise in the defense of certain proceedings. Maryland law permits indemnification for other matters unless it is established that the act or omission giving rise to the proceeding was committed in bad faith, a result of active and deliberate dishonesty, or one in which a director or officer actually received an improper benefit.

     Delaware law provides that trustees of a statutory trust shall not be liable to the statutory trust or its shareholders for acting in good faith reliance on the provisions of its governing instrument and that the trustee's liabilities may be expanded or restricted by such instrument. Under the TFIT Declaration, the trustees and officers of TFIT are not liable for any act or omission or any conduct whatsoever in their capacity as trustees, except for liability to the trust or shareholders due to willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of trustee. Delaware law allows a statutory trust to indemnify and hold harmless any trustee or other person against any and all claims and demands. The TFIT Declaration provides for the indemnification of its trustees and officers to the extent that such trustees and officers act in good faith and reasonably believe that their conduct is in the best interests of TFIT, except with respect to any matter in which it has been determined that such trustee acted with willful misfeasance, bad faith, gross negligence or reckless disregard of his or her duties.

  Dissolution and Termination

     Maryland law provides that TFIC may be dissolved by the vote of a majority of the TFIC Board and two-thirds of the shares entitled to vote on the dissolution; however the TFIC Articles of Incorporation reduce the required shareholder vote from two-thirds to a majority of the shares entitled to vote on the dissolution.

     Pursuant to the TFIT Declaration, TFIT or any series or class of shares of beneficial interest in TFIT may be terminated by: (1) a majority shareholder vote of TFIT or the affected series or class, respectively; or (2) if there are fewer than 100 shareholders of record of TFIT or of such terminating series or class, the trustees pursuant to written notice to the shares of TFIT or the affected series or class.

  Voting Rights of Shareholders

     Shareholders of a Maryland corporation such as TFIC are entitled to vote on, among other things, those matters which effect fundamental changes in the corporate structure (such as a merger, consolidation or sale of substantially all of the assets of the corporation) as provided by Maryland law.

     The TFIT Declaration grants shareholders power to vote only with respect to the following: (i) election of trustees, provided that a meeting of shareholders has been called for that purpose; (ii) removal of trustees, provided that a meeting of shareholders has been called for that purpose; (iii) termination of TFIT or a series or class of its shares of beneficial interest, provided that a meeting of shareholders has been called for that purpose; (iv) sale of all or substantially all of the assets of TFIT or one of its investment portfolios; (v) merger or consolidation of TFIT or any of its investment portfolios, with certain exceptions; (vi) approval of any amendments to shareholders' voting rights under the TFIT Declaration; and (vii) approval of such additional matters as may be required by law or as the trustees, in their sole discretion, shall determine.

  Dissenters' Rights

     Under Maryland law, shareholders may not demand the fair value of their shares from the successor company in a transaction involving the transfer of the corporation's assets and are, therefore, bound by the terms of the transaction if the stock is that of an open-end investment company registered with the SEC under the 1940 Act and the value placed on the stock in the transaction is its net asset value.

     Neither Delaware law nor the TFIT Declaration confer upon shareholders rights of appraisal or dissenters' rights.

  Amendments to Organization Documents

     TFIC has the right to amend, alter, change or repeal any provision contained in the TFIC Articles of Incorporation in the manner prescribed by statute, including any amendment that alters the contract rights, as expressly set forth in the TFIC Articles of Incorporation, of any outstanding stock, and all rights conferred on shareholders are granted subject to this reservation. The TFIC Board may approve amendments to the TFIC Articles of Incorporation to classify or reclassify unissued shares of a class of stock without shareholder approval. Other amendments to the TFIC Articles of Incorporation may be adopted if approved by the affirmative vote of a majority of all the votes entitled to be cast on the matter. The directors have the power to alter, amend or repeal the TFIC Bylaws or adopt new bylaws at any time.

     Consistent with Delaware law, the TFIT Board may, without shareholder approval, amend the TFIT Declaration at any time, except to eliminate any voting rights pertaining to the shares of TFIT, without approval of the majority of the shares of TFIT. The trustees have the power to alter, amend or repeal the TFIT Bylaws or adopt new bylaws at any time.

     The foregoing is only a summary of certain differences between and among the TFIC Articles of Incorporation, the TFIC Bylaws and Maryland law, and the TFIT Declaration, TFIT Bylaws and Delaware law. It is not a complete list of the differences. Shareholders should refer to the provisions of the governing documents of TFIC and TFIT and state law directly for a more thorough comparison. Copies of the TFIC Articles of Incorporation and TFIC Bylaws and of the TFIT Declaration and TFIT Bylaws are available to shareholders without charge upon written request to TFIC.

THE BOARD'S RECOMMENDATION ON PROPOSAL 3

     Your Board, including the independent directors, unanimously recommends that you vote "FOR" this Proposal.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Audit Committee of the STIC Board has appointed Tait, Weller & Baker ("TWB") as such Company's independent public accountants for the fiscal year ending August 31, 2003. The Audit Committee of the TFIC Board has appointed Ernst & Young LLP ("E&Y") as such Company's independent public accountants for the fiscal year ending March 31, 2004.

     Representatives of TWB and E&Y are expected to be available at the Special Meetings and to have the opportunity to make a statement and respond to appropriate questions from the shareholders.

     The Audit Committees of the STIC Board and the TFIC Board have considered whether the provision of the services below is compatible with maintaining the independence of TWB and E&Y, respectively.

FEES PAID TO TWB RELATED TO SHORT-TERM INVESTMENTS CO. (FOR 2002 FISCAL YEAR)

     TWB billed Short-Term Investments Co. (consisting of three separate series portfolios) aggregate fees for professional services rendered for the 2002 fiscal year as follows:

                                                    FINANCIAL
                                               INFORMATION SYSTEMS
                                                   DESIGN AND        ALL OTHER
COMPANY AND FISCAL YEAR END       AUDIT FEES   IMPLEMENTATION FEES     FEES      TOTAL FEES
---------------------------       ----------   -------------------   ---------   ----------
Short-Term Investments Co.
  (8/31/02).....................   $36,000             $0               $0        $36,000

FEES PAID TO TWB NOT RELATED TO SHORT-TERM INVESTMENTS CO. (FOR 2002 FISCAL
YEAR)

     TWB billed AIM aggregate fees for professional services rendered for the 2002 fiscal year to AIM, or any affiliate that provided services to Short-Term Investments Co., as follows:

Financial Information Systems Design and Implementation
  Fees......................................................  $ 0
All Other Fees..............................................  $ 0
                                                              ---
Total Fees..................................................  $ 0

FEES PAID TO E&Y RELATED TO TAX-FREE INVESTMENTS CO. (FOR 2003 FISCAL YEAR)

     E&Y billed Tax-Free Investments Co. (consisting of one series portfolio) aggregate fees for professional services rendered for the 2003 fiscal year as follows:

                                                    FINANCIAL
                                               INFORMATION SYSTEMS
                                                   DESIGN AND        ALL OTHER
COMPANY AND FISCAL YEAR END       AUDIT FEES   IMPLEMENTATION FEES     FEES*     TOTAL FEES
---------------------------       ----------   -------------------   ---------   ----------
Tax-Free Investments Co.
  (3/31/03).....................   $21,862             $0              $850       $22,712

---------------

* All Other Fees includes fees billed for all other non-audit services, including fees for tax-related services rendered to Tax-Free Investments Co.

FEES PAID TO E&Y NOT RELATED TO TAX-FREE INVESTMENTS CO. (FOR 2003 FISCAL YEAR)

     E&Y billed AIM aggregate fees for professional services rendered for the 2003 fiscal year to AIM, or any affiliate that provided services to Tax-Free Investments Co., as follows:

Financial Information Systems Design and Implementation
  Fees......................................................   $      0
All Other Fees**............................................   $300,661
                                                               --------
Total Fees..................................................   $300,661

---------------

** As required by SEC rules, All Other Fees includes amounts paid to E&Y by the Fund's advisor and other related entities that provide support for the operations for the Company. All Other Fees include services relating to audits of related entities, tax services and research on accounting consultations, and issuance of SAS No. 70 Reports, Reports on The Processing of Transactions by Service Organization. The services performed for the Fund's advisor and related entities benefit many legal entities of AIM, including many sister funds within the investment company complex.

                             ADDITIONAL INFORMATION

INVESTMENT ADVISOR

     AIM, 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173, is the investment advisor for the Funds.

ADMINISTRATOR

     AIM, 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173, is the administrator for the Funds.

PRINCIPAL UNDERWRITER

     Fund Management Company, 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173, is the principal underwriter for the Funds.

OFFICERS OF THE COMPANIES

     Information regarding the current officers of the Companies can be found in Exhibit C.

SECURITY OWNERSHIP OF MANAGEMENT

     Information regarding the ownership of each class of each Fund's shares by the directors, nominees, and current executive officers of the Companies can be found in Exhibit D.

OWNERSHIP OF SHARES

     A list of the name, address and percent ownership of each person who, as of July 25, 2003, to the knowledge of the Companies owned 5% or more of any class of the outstanding shares of each Fund can be found in Exhibit E.

DIRECTOR OWNERSHIP OF FUND SHARES

     The dollar range of equity securities beneficially owned by each director and nominee as of December 31, 2002 (i) in each Fund and (ii) on an aggregate basis, in all registered investment companies overseen by the director and nominee within the AIM Funds complex can be found in Exhibit F.

                                                                      APPENDIX I

                           SHORT-TERM INVESTMENTS CO.

                      AGREEMENT AND PLAN OF REORGANIZATION

     AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement"), dated as of July 30, 2003, by and between Short-Term Investments Co., a Maryland corporation (the "Company"), acting on its own behalf and on behalf of each of its series portfolios, all of which are identified on Schedule A to this Agreement, and Short-Term Investments Trust, a Delaware statutory trust (the "Trust"), acting on its own behalf and on behalf of each of its series portfolios, all of which are identified on Schedule A.

                                   BACKGROUND

     The Company is organized as a series management investment company and is registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended. The Company currently publicly offers shares of common stock representing interests in one or more separate series portfolios. Each of these series portfolios is listed on Schedule A and is referred to in this Agreement as a "Current Fund."

     The Board of Directors of the Company has designated multiple classes of common stock that represent interests in each Current Fund. Each of these classes is listed on Schedule B to this Agreement and is referred to in this Agreement as a "Current Fund Class."

     The Company desires to change its form and place of organization by reorganizing as the Trust. In anticipation of such reorganization, the Board of Trustees of the Trust has established a series portfolio corresponding to each of the Current Funds (each a "New Fund"), and has designated multiple classes of shares of beneficial interest in each New Fund corresponding to the Current Fund Classes (each a "New Fund Class"). Schedule A lists the New Funds and Schedule B lists the New Fund Classes.

     Each Current Fund desires to provide for its Reorganization (each, a "Reorganization" and collectively, the "Reorganizations") through the transfer of all of its assets to the corresponding New Fund in exchange for the assumption by such New Fund of the liabilities of the corresponding Current Fund and the issuance by the Trust to such Current Fund of shares of beneficial interest in the New Fund ("New Fund Shares"). New Fund Shares received by a Current Fund will have an aggregate net asset value equal to the aggregate net asset value of the shares of the Current Fund immediately prior to the Reorganization (the "Current Fund Shares"). Each Current Fund will then distribute the New Fund Shares it has received to its shareholders.

     Each Reorganization of each Current Fund is dependent upon the consummation of the Reorganization of all of the other Current Funds, so that the Reorganizations of all of the Current Funds must be consummated if any of them are to be consummated. For convenience, the balance of this Agreement refers only to a single Reorganization, but the terms and conditions hereof shall apply separately to each Reorganization and to the Current Fund and the corresponding New Fund participating therein, as applicable.

     The Reorganization is subject to, and shall be effected in accordance with, the terms of this Agreement. This Agreement is intended to be and is adopted by the Company, on its own behalf and on behalf of the Current Funds, and by the Trust, on its own behalf and on behalf of the New Funds, as a Plan of Reorganization within the meaning of the regulations under Section 368(a) of the Internal Revenue Code of 1986, as amended.

     NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.  DEFINITIONS.

     Any capitalized terms used herein and not otherwise defined shall have the meanings set forth in the preamble or background to this Agreement. In addition, the following terms shall have the following meanings:

     1.1 "Assets" shall mean all assets including, without limitation, all cash, cash equivalents, securities, receivables (including interest and dividends receivable), claims and rights of action, rights to register shares under applicable securities laws, books and records, deferred and prepaid expenses shown as assets on a Current Fund's books, and other property owned by a Current Fund at the Effective Time.

     1.2 "Closing" shall mean the consummation of the transfer of Assets, assumption of Liabilities and issuance of shares described in Sections 2.1 and
2.2 of this Agreement, together with the related acts necessary to consummate the Reorganization, to occur on the date set forth in Section 3.1.

     1.3  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     1.4 "Current Fund" shall mean each of the series portfolios of the Company as shown on Schedule A.

     1.5 "Current Fund Class" shall mean each class of common stock of the Company representing an interest in a Current Fund as shown on Schedule B.

     1.6 "Current Fund Shares" shall mean the shares of a Current Fund outstanding immediately prior to the Reorganization.

     1.7  "Effective Time" shall have the meaning set forth in Section 3.1.

     1.8 "Liabilities" shall mean all liabilities of a Current Fund including, without limitation, all debts, obligations, and duties of whatever kind or nature, whether absolute, accrued, contingent, or otherwise, whether or not determinable at the Effective Time, and whether or not specifically referred to herein.

     1.9 "New Fund" shall mean each of the series portfolios of the Trust, one of which shall correspond to one of the Current Funds as shown on Schedule A.

     1.10 "New Fund Class" shall mean each class of shares of beneficial interest in a New Fund, one of which shall correspond to one of the Current Fund Classes as shown on Schedule B.

     1.11 "New Fund Shares" shall mean those shares of beneficial interest in a New Fund issued to a Current Fund hereunder.

     1.12 "Registration Statement" shall have the meaning set forth in Section 5.4.

     1.13 "RIC" shall mean a "regulated investment company" (as defined under Subchapter M of the Code).

     1.14  "SEC" shall mean the Securities and Exchange Commission.

     1.15 "Shareholder(s)" shall mean a Current Fund's shareholder(s) of record, determined as of the Effective Time.

     1.16  "Shareholders Meeting" shall have the meaning set forth in Section
5.1.

     1.17  "Transfer Agent" shall have the meaning set forth in Section 2.2.

     1.18  "1940 Act" shall mean the Investment Company Act of 1940, as amended.

2.  PLAN OF REORGANIZATION.

     2.1 The Company agrees, on behalf of each Current Fund, to assign, sell, convey, transfer and deliver all of the Assets of each Current Fund to its corresponding New Fund. The Trust, on behalf of each New Fund, agrees in exchange therefor:

          (a) to issue and deliver to the corresponding Current Fund the number of full and fractional (rounded to the third decimal place) New Fund Shares of each New Fund Class designated on Schedule B equal to the number of full and fractional Current Fund Shares of each corresponding Current Fund Class designated on Schedule B; and

          (b) to assume all of the Current Fund's Liabilities.

Such transactions shall take place at the Closing.

     2.2 At the Effective Time (or as soon thereafter as is reasonably practicable), (a) the New Fund Shares issued pursuant to Section 5.2 shall be redeemed by each New Fund for $10.00 and (b) each Current Fund shall distribute the New Fund Shares received by it pursuant to Section 2.1 to the Current Fund's Shareholders in exchange for such Shareholders' Current Fund Shares. Such distribution shall be accomplished through opening accounts, by the transfer agent for the Trust (the "Transfer Agent"), on each New Fund's share transfer books in the Shareholders' names and transferring New Fund Shares to such accounts. Each Shareholder's account shall be credited with the respective pro rata number of full and fractional (rounded to the third decimal place) New Fund Shares of each New Fund Class due that Shareholder. All outstanding Current Fund Shares, including those represented by certificates, shall simultaneously be canceled on each Current Fund's share transfer books. The Trust shall not issue certificates representing the New Fund Shares in connection with the Reorganization. However, certificates representing Current Fund Shares shall represent New Fund Shares after the Reorganization.

     2.3 Following receipt of the required shareholder vote and as soon as reasonably practicable after the Closing, the status of each Current Fund as a designated series of the Company shall be terminated; provided, however, that the termination of each Current Fund as a designated series of the Company shall not be required if the Reorganization shall not have been consummated.

     2.4 Following receipt of the required shareholder vote and as soon as reasonably practicable after distribution of the New Fund Shares pursuant to
Section 2.2, the Company and the Trust shall cause Articles of Transfer to be filed with the State Department of Assessments and Taxation of Maryland and, following the filing of Articles of Transfer, the Company shall file Articles of Dissolution with the State Department of Assessments and Taxation of Maryland to dissolve the Company as a Maryland corporation; provided, however, that the filing of Articles of Transfer and Articles of Dissolution as aforesaid shall not be required if the Reorganization shall not have been consummated.

     2.5 Any transfer taxes payable on issuance of New Fund Shares in a name other than that of the registered holder of the Current Fund Shares exchanged therefor shall be paid by the person to whom such New Fund Shares are to be issued, as a condition of such transfer.

     2.6 Any reporting responsibility of the Company or each Current Fund to a public authority is and shall remain its responsibility up to and including the date on which it is terminated.

3.  CLOSING.

     3.1 The Closing shall occur at the principal office of the Company on November 4, 2003, or on such other date and at such other place upon which the parties may agree. All acts taking place at the Closing shall be deemed to take place simultaneously as of the Company's and the Trust's close of business on the date of the Closing or at such other time as the parties may agree (the "Effective Time").

     3.2 The Company or its fund accounting agent shall deliver to the Trust at the Closing, a certificate of an authorized officer verifying that the information (including adjusted basis and holding period, by lot) concerning the Assets, including all portfolio securities, transferred by the Current Funds to the New Funds, as reflected on the New Funds' books immediately following the Closing, does or will conform to such information on the Current Funds' books immediately before the Closing. The Company shall cause the custodian for each Current Fund to deliver at the Closing a certificate of an authorized officer of the custodian stating that (a) the Assets held by the custodian will be transferred to each corresponding New Fund at the Effective Time and (b) all necessary taxes in conjunction with the delivery of the Assets, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made.

     3.3 The Company shall deliver to the Trust at the Closing a list of the names and addresses of each Shareholder of each Current Fund and the number of outstanding Current Fund Shares of the Current Fund Class owned by each Shareholder, all as of the Effective Time, certified by the Company's Secretary or Assistant Secretary. The Trust shall cause the Transfer Agent to deliver at the Closing a certificate as to the opening on each New Fund's share transfer books of accounts in the Shareholders' names. The Trust shall issue and deliver a confirmation to the Company evidencing the New Fund Shares to be credited to each corresponding Current Fund at the Effective Time or provide evidence satisfactory to the Company that such shares have been credited to each Current Fund's account on such books. At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, stock certificates, receipts, or other documents as the other party or its counsel may reasonably request.

     3.4 The Company and the Trust shall deliver to the other at the Closing a certificate executed in its name by its President or a Vice President in form and substance satisfactory to the recipient and dated the Effective Time, to the effect that the representations and warranties it made in this Agreement are true and correct at the Effective Time except as they may be affected by the transactions contemplated by this Agreement.

4.  REPRESENTATIONS AND WARRANTIES.

     4.1 The Company represents and warrants on its own behalf and on behalf of each Current Fund as follows:

          (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland, and its Charter is on file with the Maryland Department of Assessments and Taxation;

          (b) The Company is duly registered as an open-end series management investment company under the 1940 Act, and such registration is in full force and effect;

          (c) Each Current Fund is a duly established and designated series of the Company;

          (d) At the Closing, each Current Fund will have good and marketable title to its Assets and full right, power, and authority to sell, assign, transfer, and deliver its Assets free of any liens or other encumbrances; and upon delivery and payment for the Assets, the corresponding New Fund will acquire good and marketable title to the Assets;

          (e) The New Fund Shares are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms hereof;

          (f) Each Current Fund is a "fund" as defined in Section 851(g)(2) of the Code; each Current Fund qualified for treatment as a RIC for each taxable year since it commenced operations that has ended (or will end) before the Closing and will continue to meet all the requirements for such qualification for its current taxable year (and the Assets will be invested at all times through the Effective Time in a manner that ensures compliance with the foregoing); each Current Fund has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M did not apply to it; and each Current Fund has made all distributions for each calendar year that has ended (or will end) before the Closing that are necessary to avoid the imposition of federal excise tax or has paid or provided for the payment of any excise tax imposed for any such calendar year;

          (g) During the five-year period ending on the date of the Reorganization, neither Company nor any person related to Company (as defined in Section 1.368-1(e)(3) of the Federal income tax regulations adopted pursuant to the Code without regard to Section 1.368-1(e)(3)(i)(A)) will have directly or through any transaction, agreement, or arrangement with any other person, (i) acquired shares of a Current Fund for consideration other than shares of such Current Fund, except for shares redeemed in the ordinary course of such Current Fund's business as an open-end investment company as required by the 1940 Act, or (ii) made distributions with respect to a Current Fund's shares, except for (a) distributions necessary to satisfy the requirements of Sections 852 and 4982 of the Code for qualification as a regulated investment company and avoidance of excise tax liability and (b) additional distributions, to the extent such additional distributions do not exceed 50 percent of the value (without giving effect to such distributions) of the proprietary interest in such Current Fund at the Effective Time. There is no plan or intention of the Shareholders who individually own 5% or more of any Current Fund Shares and, to the best of the Company's knowledge, there is no plan or intention of the remaining Shareholders to redeem or otherwise dispose of any New Fund Shares to be received by them in the Reorganization. The Company does not anticipate dispositions of those shares at the time of or soon after the Reorganization to exceed the usual rate and frequency of redemptions of shares of the Current Fund as a series of an open-end investment company. Consequently, the Company is not aware of any plan that would cause the percentage of Shareholder interests, if any, that will be disposed of as a result of or at the time of the Reorganization to be one percent (1%) or more of the shares of the Current Fund outstanding as of the Effective Time;

          (h) The Liabilities were incurred by the Current Funds in the ordinary course of their business and are associated with the Assets;

          (i) The Company is not under the jurisdiction of a court in a proceeding under Title 11 of the United States Code or similar case within the meaning of Section 368(a)(3)(A) of the Code;

          (j) As of the Effective Time, no Current Fund will have outstanding any warrants, options, convertible securities, or any other type of rights pursuant to which any person could acquire Current Fund Shares except for the right of investors to acquire its shares at net asset value in the normal course of its business as a series of an open-end diversified management investment company operating under the 1940 Act;

          (k) At the Effective Time, the performance of this Agreement shall have been duly authorized by all necessary action by the Company's shareholders;

          (l) Throughout the five-year period ending on the date of the Closing, each Current Fund will have conducted its historic business within the meaning of Section 1.368-1(d) of the Income Tax Regulations under the Code in a substantially unchanged manner;

          (m) The fair market value of the Assets of each Current Fund transferred to the corresponding New Fund will equal or exceed the sum of the Liabilities assumed by the New Fund plus the amount of Liabilities, if any, to which the transferred Assets are subject; and

          (n) The total adjusted basis of the Assets of each Current Fund transferred to the corresponding New Fund will equal or exceed the sum of the Liabilities assumed by the New Fund plus the amount of Liabilities, if any, to which the transferred assets are subject.

     4.2 The Trust represents and warrants on its own behalf and on behalf of each New Fund as follows:

          (a) The Trust is a statutory trust duly organized, validly existing, and in good standing under the laws of the State of Delaware, and its Certificate of Trust has been duly filed in the office of the Secretary of State of Delaware;

          (b) The Trust is duly registered as an open-end management investment company under the 1940 Act. At the Effective Time, the New Fund Shares to be issued pursuant to Section 2.1 of this Agreement shall be duly registered under the Securities Act of 1933 by a Registration Statement filed with the SEC;

          (c) At the Effective Time, each New Fund will be a duly established and designated series of the Trust;

          (d) No New Fund has commenced operations nor will it commence operations until after the Closing;

          (e) Prior to the Effective Time, there will be no issued and outstanding shares in any New Fund or any other securities issued by the Trust on behalf of any New Fund, except as provided in Section 5.2;

          (f) No consideration other than New Fund Shares (and each New Fund's assumption of the Liabilities) will be issued in exchange for the Assets in the Reorganization;

          (g) The New Fund Shares to be issued and delivered to each corresponding Current Fund hereunder will, at the Effective Time, have been duly authorized and, when issued and delivered as provided herein, will be duly and validly issued and outstanding shares of the New Fund, fully paid and nonassessable;

          (h) Each New Fund will be a "fund" as defined in Section 851(g)(2) of the Code and will meet all the requirements to qualify for treatment as a RIC for its taxable year in which the Reorganization occurs;

          (i) The Trust, on behalf of the New Funds, has no plan or intention to issue additional New Fund Shares following the Reorganization except for shares issued in the ordinary course of its business as an open-end investment company; nor does the Trust, on behalf of the New Funds, have any plan or intention to redeem or otherwise reacquire any New Fund Shares issued pursuant to the Reorganization, other than in the ordinary course of such business or to the extent necessary to comply with its legal obligation under Section 22(e) of the 1940 Act;

          (j) Each New Fund will actively continue the corresponding Current Fund's business in substantially the same manner that the Current Fund conducted that business immediately before the Reorganization; and no

     New Fund has any plan or intention to sell or otherwise dispose of any of the Assets, except for dispositions made in the ordinary course of its business or dispositions necessary to maintain its qualification as a RIC, although in the ordinary course of its business the New Fund will continuously review its investment portfolio (as each Current Fund did before the Reorganization) to determine whether to retain or dispose of particular stocks or securities, including those included in the Assets, provided, however that this Section 4.2(j) shall not preclude any of the combinations of funds set forth on Schedule C to this Agreement; and

          (k) There is no plan or intention for any of the New Funds to be dissolved or merged into another corporation or statutory trust or "fund" thereof (within the meaning of Section 851(g)(2) of the Code) following the Reorganization, provided, however that this Section 4.2(k) shall not preclude any of the combinations of Funds set forth on Schedule C.

     4.3 Each of the Company and the Trust, on its own behalf and on behalf of each Current Fund or each New Fund, as appropriate, represents and warrants as follows:

          (a) The fair market value of the New Fund Shares of each New Fund received by each Shareholder will be equal to the fair market value of the Current Fund Shares of the corresponding Current Fund surrendered in exchange therefor;

          (b) Immediately following consummation of the Reorganization, the Shareholders will own all the New Fund Shares of each New Fund and will own such shares solely by reason of their ownership of the Current Fund Shares of the corresponding Current Fund immediately before the Reorganization;

          (c) The Shareholders will pay their own expenses, if any, incurred in connection with the Reorganization;

          (d) There is no intercompany indebtedness between a Current Fund and a New Fund that was issued or acquired, or will be settled, at a discount; and

          (e) Immediately following consummation of the Reorganization, each New Fund will hold the same assets, except for assets distributed to shareholders in the course of its business as a RIC and assets used to pay expenses incurred in connection with the Reorganization, and be subject to the same liabilities that the corresponding Current Fund held or was subject to immediately prior to the Reorganization. Assets used to pay (i) expenses, (ii) all redemptions (other than redemptions at the usual rate and frequency of the Current Fund as a series of an open-end investment company), and (iii) distributions (other than regular, normal distributions), made by a

     Current Fund after the date of this Agreement will, in the aggregate, constitute less than one percent (1%) of its net assets.

5.  COVENANTS.

     5.1 As soon as practicable after the date of this Agreement, the Company shall call a meeting of its shareholders (the "Shareholders Meeting") to consider and act on this Agreement and, in connection therewith, the sale of all of the Company's assets and the dissolution of the Company as a Maryland corporation. The Board of Directors of the Company shall recommend that shareholders approve this Agreement and, in connection therewith, sale of all of the Company's assets and the dissolution of the Company as a Maryland corporation. Approval by shareholders of this Agreement will authorize the Company, and the Company hereby agrees, to vote on the matters referred to in Sections 5.2 and 5.3.

     5.2 Prior to the Closing, the Company shall acquire one New Fund Share in each New Fund Class of each New Fund for the purpose of enabling the Company to elect the Company's directors as the Trust's trustees (to serve without limit in time, except as they may resign or be removed by action of the Trust's trustees or shareholders), to ratify the selection of the Trust's independent accountants, and to vote on the matters referred to in Section 5.3.

     5.3 Immediately prior to the Closing, the Trust (on its own behalf and with respect to each New Fund or each New Fund Class, as appropriate) shall enter into a Master Investment Advisory Agreement, a Master Sub-Advisory Agreement, if applicable, a Master Administrative Services Agreement, Master Distribution Agreements, a Custodian Agreement, and a Transfer Agency and Servicing Agreement; shall adopt plans of distribution pursuant to Rule 12b-l of the 1940 Act, a multiple class plan pursuant to Rule 18f-3 of the 1940 Act; and shall enter into or adopt, as appropriate, such other agreements and plans as are necessary for each New Fund's operation as a series of an open-end investment company. Each such agreement and plan shall have been approved by the Trust's trustees and, to the extent required by law, by such of those trustees who are not "interested persons" of the Trust (as defined in the 1940 Act) and by the Company as the sole shareholder of each New Fund.

     5.4 The Company or the Trust, as appropriate, shall file with the SEC one or more post-effective amendments to the Company's Registration Statement on Form N-lA under the Securities Act of 1933, as amended, and the 1940 Act, as amended (the "Registration Statement"), which (i) will contain such amendments to such Registration Statement as are determined by the Company to be necessary and appropriate to effect the Reorganization and (ii) will register the New Fund Shares to be issued pursuant to Section 2.1 of this Agreement, and shall use its best efforts to have such post-effective amendment or amendments to the Registration Statement become effective as of the Closing.

6.  CONDITIONS PRECEDENT.

The obligations of the Company, on its own behalf and on behalf of each Current Fund, and the Trust, on its own behalf and on behalf of each New Fund, will be subject to (a) performance by the other party of all its obligations to be performed hereunder at or before the Effective Time, (b) all representations and warranties of the other party contained herein being true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated hereby, as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, and (c) the further conditions that, at or before the Effective Time:

     6.1 The shareholders of the Company shall have approved this Agreement and the transactions contemplated by this Agreement in accordance with applicable law.

     6.2 All necessary filings shall have been made with the SEC and state securities authorities, and no order or directive shall have been received that any other or further action is required to permit the parties to carry out the transactions contemplated hereby. All consents, orders, and permits of federal, state, and local regulatory authorities (including the SEC and state securities authorities) deemed necessary by either the Company or the Trust to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain such consults, orders, and permits would not involve a risk of a material adverse effect on the assets or properties of either a Current Fund or a New Fund, provided that either the Company or the Trust may for itself waive any of such conditions.

     6.3 Each of the Company and the Trust shall have received an opinion from Ballard Spahr Andrews & Ingersoll, LLP as to the federal income tax consequences mentioned below. In rendering such opinion, such counsel may rely as to factual matters, exclusively and without independent verification, on the representations made in this Agreement (or in separate letters of representation that the Company and the Trust shall use their best efforts to deliver to such counsel) and the certificates delivered pursuant to Section 3.4. Such opinion shall be substantially to the effect that, based on the facts and assumptions stated therein and conditioned on consummation of the Reorganization in accordance with this Agreement, for federal income tax purposes:

          (a) The Reorganization will constitute a reorganization within the meaning of section 368(a) of the Code, and each Current Fund and each New Fund will be "a party to a reorganization" within the meaning of section 368(b) of the Code;

          (b) No gain or loss will be recognized to a Current Fund on the transfer of its Assets to the corresponding New Fund in exchange solely for the New Fund's New Fund Shares and the New Fund's assumption of the Current Fund's Liabilities or on the subsequent distribution of those New

     Fund Shares to its Shareholders, in constructive exchange for their Current Fund Shares, in liquidation of the Current Fund;

          (c) No gain or loss will be recognized to a New Fund on its receipt of the corresponding Current Fund's Assets in exchange for New Fund Shares and its assumption of the Current Fund's Liabilities;

          (d) Each New Fund's basis for the corresponding Current Fund's Assets will be the same as the basis thereof in the Current Fund's hands immediately before the Reorganization, and the New Fund's holding period for those Assets will include the Current Fund's holding period therefor;

          (e) A Shareholder will recognize no gain or loss on the constructive exchange of Current Fund Shares solely for New Fund Shares pursuant to the Reorganization; and

          (f) A Shareholder's basis for the New Fund Shares of each New Fund to be received in the Reorganization will be the same as the basis for the Current Fund Shares of the corresponding Current Fund to be constructively surrendered in exchange for such New Fund Shares, and a Shareholder's holding period for such New Fund Shares will include its holding period for such Current Fund Shares, provided that such Current Fund Shares are held as capital assets by the Shareholder at the Effective Time.

     6.4 No stop-order suspending the effectiveness of the Registration Statement shall have been issued, and no proceeding for that purpose shall have been initiated or threatened by the SEC (and not withdrawn or terminated).

     At any time prior to the Closing, any of the foregoing conditions (except those set forth in Sections 6.1 and 6.3) may be waived by the directors/trustees of either the Company or the Trust if, in their judgment, such waiver will not have a material adverse effect on the interests of the Current Fund's Shareholders.

7.  EXPENSES.

     Except as otherwise provided in Section 4.3(c), all expenses incurred in connection with the transactions contemplated by this Agreement (regardless of whether they are consummated) will be borne by the parties as they mutually agree.

8.  ENTIRE AGREEMENT.

     Neither party has made any representation, warranty, or covenant not set forth herein, and this Agreement constitutes the entire agreement between the parties.

9.  AMENDMENT.

     This Agreement may be amended, modified, or supplemented at any time, notwithstanding its approval by the Company's shareholders, in such manner as may be mutually agreed upon in writing by the parties; provided that following such approval no such amendment shall have a material adverse effect on the shareholders' interests.

10.  TERMINATION.

     This Agreement may be terminated at any time at or prior to the Effective Time, whether before or after approval by the Company's shareholders:

     10.1 By either the Company or the Trust (a) in the event of the other party's material breach of any representation, warranty, or covenant contained herein to be performed at or prior to the Effective Time, (b) if a condition to its obligations has not been met and it reasonably appears that such condition will not or cannot be met, or (c) if the Closing has not occurred on or before December 31, 2003; or

     10.2  By the parties' mutual agreement.

     Except as otherwise provided in Section 7, in the event of termination under Sections 10.1(c) or 10.2, there shall be no liability for damages on the part of either the Company or the Trust or any Current Fund or corresponding New Fund, to the other.

11.  MISCELLANEOUS.

     11.1 This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware; provided that, in the case of any conflict between such laws and the federal securities laws, the latter shall govern.

     11.2 Nothing expressed or implied herein is intended or shall be construed to confer upon or give any person, firm, trust, or corporation other than the parties and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

     11.3 The execution and delivery of this Agreement have been authorized by the Trust's trustees, and this Agreement has been executed and delivered by a duly authorized officer of the Trust in his or her capacity as an officer of the Trust intending to bind the Trust as provided herein, and no officer, trustee or shareholder of the Trust shall be personally liable for the liabilities or obligations of the Trust incurred hereunder. The liabilities and obligations of the Trust pursuant to this Agreement shall be enforceable against the assets of the New Funds only and not against the assets of the Trust generally.

     IN WITNESS WHEREOF, each party has caused this Agreement to be executed and delivered by its duly authorized officers as of the day and year first written above.


Attest:                                    SHORT-TERM INVESTMENTS CO., on behalf of
                                           each of its series listed in Schedule A
---------------------------------------    By:
                                               --------------------------------------
                                           Title:--------------------------------

Attest:                                    SHORT-TERM INVESTMENTS TRUST, on behalf of
                                           each of its series listed in Schedule A
---------------------------------------    By:
                                               --------------------------------------
                                           Title:--------------------------------

                                   SCHEDULE A

                                      CORRESPONDING SERIES OF SHORT-TERM
SERIES OF SHORT-TERM INVESTMENTS CO.  INVESTMENTS TRUST
(EACH A "CURRENT FUND")               (EACH A "NEW FUND")
------------------------------------  ----------------------------------
Cash Assets Portfolio..............   Cash Assets Portfolio
Liquid Assets Portfolio............   Liquid Assets Portfolio
Prime Portfolio....................   STIC Prime Portfolio

                                   SCHEDULE B

CLASSES OF EACH CURRENT FUND         CORRESPONDING CLASSES OF EACH NEW FUND
----------------------------         --------------------------------------
Cash Assets Portfolio..............  Cash Assets Portfolio
  Institutional Class Shares.......    Institutional Class Shares
Liquid Assets Portfolio............  Liquid Assets Portfolio
  Cash Management Class Shares.....    Cash Management Class Shares
  Institutional Class Shares.......    Institutional Class Shares
  Personal Investment Class            Personal Investment Class Shares
     Shares........................
  Private Investment Class             Private Investment Class Shares
     Shares........................
  Reserve Class Shares.............    Reserve Class Shares
  Resource Class Shares............    Resource Class Shares
  Sweep Class Shares...............    Sweep Class Shares
Prime Portfolio....................  STIC Prime Portfolio
  Cash Management Class Shares.....    Cash Management Class Shares
  Institutional Class Shares.......    Institutional Class Shares
  Personal Investment Class            Personal Investment Class Shares
     Shares........................
  Private Investment Class             Private Investment Class Shares
     Shares........................
  Reserve Class Shares.............    Reserve Class Shares
  Resource Class Shares............    Resource Class Shares
  Sweep Class Shares...............    Sweep Class Shares

                                   SCHEDULE C

PERMITTED COMBINATIONS OF FUNDS

INVESCO Advantage Fund into AIM Opportunities III Fund

INVESCO Growth Fund into AIM Large Cap Growth Fund

INVESCO Growth & Income Fund into AIM Blue Chip Fund

INVESCO European Fund into AIM European Growth Fund

AIM International Core Equity Fund into INVESCO International Blue Chip Value
Fund

AIM New Technology Fund into INVESCO Technology Fund

AIM Global Science and Technology Fund into INVESCO Technology Fund

INVESCO Telecommunications Fund into INVESCO Technology Fund

AIM Global Financial Services Fund into INVESCO Financial Services Fund

AIM Global Energy Fund into INVESCO Energy Fund

AIM Global Utilities Fund into INVESCO Utilities Fund

INVESCO Real Estate Opportunity Fund into AIM Real Estate Fund

INVESCO Tax-Free Bond Fund into AIM Municipal Bond Fund

INVESCO High Yield Fund into AIM High Yield Fund

INVESCO Select Income Fund into AIM Income Fund

INVESCO U.S. Government Securities Fund into AIM Intermediate Government Fund

INVESCO Cash Reserves Fund into AIM Money Market Fund

INVESCO Tax-Free Money Fund into AIM Tax-Exempt Cash Fund

INVESCO Balanced Fund into INVESCO Total Return Fund

INVESCO Value Equity Fund into AIM Large Cap Basic Value Fund

AIM Premier Equity II Fund into AIM Premier Equity Fund

                                                                     APPENDIX II

                            TAX-FREE INVESTMENTS CO.

                      AGREEMENT AND PLAN OF REORGANIZATION

     AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement"), dated as of July 30, 2003, by and between Tax-Free Investments Co., a Maryland corporation (the "Company"), acting on its own behalf and on behalf of each of its series portfolios, all of which are identified on Schedule A to this Agreement, and Tax-Free Investments Trust, a Delaware statutory trust (the "Trust"), acting on its own behalf and on behalf of each of its series portfolios, all of which are identified on Schedule A.

                                   BACKGROUND

     The Company is organized as a series management investment company and is registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended. The Company currently publicly offers shares of common stock representing interests in one or more separate series portfolios. Each of these series portfolios is listed on Schedule A and is referred to in this Agreement as a "Current Fund."

     The Board of Directors of the Company has designated multiple classes of common stock that represent interests in each Current Fund. Each of these classes is listed on Schedule B to this Agreement and is referred to in this Agreement as a "Current Fund Class."

     The Company desires to change its form and place of organization by reorganizing as the Trust. In anticipation of such reorganization, the Board of Trustees of the Trust has established a series portfolio corresponding to each of the Current Funds (each a "New Fund"), and has designated multiple classes of shares of beneficial interest in each New Fund corresponding to the Current Fund Classes (each a "New Fund Class"). Schedule A lists the New Funds and Schedule B lists the New Fund Classes.

     Each Current Fund desires to provide for its Reorganization (each, a "Reorganization" and collectively, the "Reorganizations") through the transfer of all of its assets to the corresponding New Fund in exchange for the assumption by such New Fund of the liabilities of the corresponding Current Fund and the issuance by the Trust to such Current Fund of shares of beneficial interest in the New Fund ("New Fund Shares"). New Fund Shares received by a Current Fund will have an aggregate net asset value equal to the aggregate net asset value of the shares of the Current Fund immediately prior to the Reorganization (the "Current Fund Shares"). Each Current Fund will then distribute the New Fund Shares it has received to its shareholders.

     Each Reorganization of each Current Fund is dependent upon the consummation of the Reorganization of all of the other Current Funds, so that the Reorganizations of all of the Current Funds must be consummated if any of them are to be consummated. For convenience, the balance of this Agreement refers only to a single Reorganization, but the terms and conditions hereof shall apply separately to each Reorganization and to the Current Fund and the corresponding New Fund participating therein, as applicable.

     The Reorganization is subject to, and shall be effected in accordance with, the terms of this Agreement. This Agreement is intended to be and is adopted by the Company, on its own behalf and on behalf of the Current Funds, and by the Trust, on its own behalf and on behalf of the New Funds, as a Plan of Reorganization within the meaning of the regulations under Section 368(a) of the Internal Revenue Code of 1986, as amended.

     NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.  DEFINITIONS

     Any capitalized terms used herein and not otherwise defined shall have the meanings set forth in the preamble or background to this Agreement. In addition, the following terms shall have the following meanings:

     1.1 "Assets" shall mean all assets including, without limitation, all cash, cash equivalents, securities, receivables (including interest and dividends receivable), claims and rights of action, rights to register shares under applicable securities laws, books and records, deferred and prepaid expenses shown as assets on a Current Fund's books, and other property owned by a Current Fund at the Effective Time.

     1.2 "Closing" shall mean the consummation of the transfer of Assets, assumption of Liabilities and issuance of shares described in Sections 2.1 and
2.2 of this Agreement, together with the related acts necessary to consummate the Reorganization, to occur on the date set forth in Section 3.1.

     1.3  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     1.4 "Current Fund" shall mean each of the series portfolios of the Company as shown on Schedule A.

     1.5 "Current Fund Class" shall mean each class of common stock of the Company representing an interest in a Current Fund as shown on Schedule B.

     1.6 "Current Fund Shares" shall mean the shares of a Current Fund outstanding immediately prior to the Reorganization.

     1.7  "Effective Time" shall have the meaning set forth in Section 3.1.

     1.8 "Liabilities" shall mean all liabilities of a Current Fund including, without limitation, all debts, obligations, and duties of whatever kind or nature, whether absolute, accrued, contingent, or otherwise, whether or not determinable at the Effective Time, and whether or not specifically referred to herein.

     1.9 "New Fund" shall mean each of the series portfolios of the Trust, one of which shall correspond to one of the Current Funds as shown on Schedule A.

     1.10 "New Fund Class" shall mean each class of shares of beneficial interest in a New Fund, one of which shall correspond to one of the Current Fund Classes as shown on Schedule B.

     1.11 "New Fund Shares" shall mean those shares of beneficial interest in a New Fund issued to a Current Fund hereunder.

     1.12 "Registration Statement" shall have the meaning set forth in Section 5.4.

     1.13 "RIC" shall mean a "regulated investment company" (as defined under Subchapter M of the Code).

     1.14  "SEC" shall mean the Securities and Exchange Commission.

     1.15 "Shareholder(s)" shall mean a Current Fund's shareholder(s) of record, determined as of the Effective Time.

     1.16  "Shareholders Meeting" shall have the meaning set forth in Section
5.1.

     1.17  "Transfer Agent" shall have the meaning set forth in Section 2.2.

     1.18  "1940 Act" shall mean the Investment Company Act of 1940, as amended.

2.  PLAN OF REORGANIZATION

     2.1 The Company agrees, on behalf of each Current Fund, to assign, sell, convey, transfer and deliver all of the Assets of each Current Fund to its corresponding New Fund. The Trust, on behalf of each New Fund, agrees in exchange therefor:

          (a) to issue and deliver to the corresponding Current Fund the number of full and fractional (rounded to the third decimal place) New Fund Shares of each New Fund Class designated on Schedule B equal to the number of full and fractional Current Fund Shares of each corresponding Current Fund Class designated on Schedule B; and

          (b) to assume all of the Current Fund's Liabilities.

Such transactions shall take place at the Closing.

     2.2 At the Effective Time (or as soon thereafter as is reasonably practicable), (a) the New Fund Shares issued pursuant to Section 5.2 shall be redeemed by each New Fund for $10.00 and (b) each Current Fund shall distribute the New Fund Shares received by it pursuant to Section 2.1 to the Current Fund's Shareholders in exchange for such Shareholders' Current Fund Shares. Such distribution shall be accomplished through opening accounts, by the transfer agent for the Trust (the "Transfer Agent"), on each New Fund's share transfer books in the Shareholders' names and transferring New Fund Shares to such accounts. Each Shareholder's account shall be credited with the respective pro rata number of full and fractional (rounded to the third decimal place) New Fund Shares of each New Fund Class due that Shareholder. All outstanding Current Fund Shares, including those represented by certificates, shall simultaneously be canceled on each Current Fund's share transfer books. The Trust shall not issue certificates representing the New Fund Shares in connection with the Reorganization. However, certificates representing Current Fund Shares shall represent New Fund Shares after the Reorganization.

     2.3 Following receipt of the required shareholder vote and as soon as reasonably practicable after the Closing, the status of each Current Fund as a designated series of the Company shall be terminated; provided, however, that the termination of each Current Fund as a designated series of the Company shall not be required if the Reorganization shall not have been consummated.

     2.4 Following receipt of the required shareholder vote and as soon as reasonably practicable after distribution of the New Fund Shares pursuant to
Section 2.2, the Company and the Trust shall cause Articles of Transfer to be filed with the State Department of Assessments and Taxation of Maryland and, following the filing of Articles of Transfer, the Company shall file Articles of Dissolution with the State Department of Assessments and Taxation of Maryland to dissolve the Company as a Maryland corporation; provided, however, that the filing of Articles of Transfer and Articles of Dissolution as aforesaid shall not be required if the Reorganization shall not have been consummated.

     2.5 Any transfer taxes payable on issuance of New Fund Shares in a name other than that of the registered holder of the Current Fund Shares exchanged therefor shall be paid by the person to whom such New Fund Shares are to be issued, as a condition of such transfer.

     2.6 Any reporting responsibility of the Company or each Current Fund to a public authority is and shall remain its responsibility up to and including the date on which it is terminated.

3.  CLOSING

     3.1 The Closing shall occur at the principal office of the Company on November 4, 2003, or on such other date and at such other place upon which the parties may agree. All acts taking place at the Closing shall be deemed to take place simultaneously as of the Company's and the Trust's close of business on the date of the Closing or at such other time as the parties may agree (the "Effective Time").

     3.2 The Company or its fund accounting agent shall deliver to the Trust at the Closing, a certificate of an authorized officer verifying that the information (including adjusted basis and holding period, by lot) concerning the Assets, including all portfolio securities, transferred by the Current Funds to the New Funds, as reflected on the New Funds' books immediately following the Closing, does or will conform to such information on the Current Funds' books immediately before the Closing. The Company shall cause the custodian for each Current Fund to deliver at the Closing a certificate of an authorized officer of the custodian stating that (a) the Assets held by the custodian will be transferred to each corresponding New Fund at the Effective Time and (b) all necessary taxes in conjunction with the delivery of the Assets, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made.

     3.3 The Company shall deliver to the Trust at the Closing a list of the names and addresses of each Shareholder of each Current Fund and the number of outstanding Current Fund Shares of the Current Fund Class owned by each Shareholder, all as of the Effective Time, certified by the Company's Secretary or Assistant Secretary. The Trust shall cause the Transfer Agent to deliver at the Closing a certificate as to the opening on each New Fund's share transfer books of accounts in the Shareholders' names. The Trust shall issue and deliver a confirmation to the Company evidencing the New Fund Shares to be credited to each corresponding Current Fund at the Effective Time or provide evidence satisfactory to the Company that such shares have been credited to each Current Fund's account on such books. At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, stock certificates, receipts, or other documents as the other party or its counsel may reasonably request.

     3.4 The Company and the Trust shall deliver to the other at the Closing a certificate executed in its name by its President or a Vice President in form and substance satisfactory to the recipient and dated the Effective Time, to the effect that the representations and warranties it made in this Agreement are true and correct at the Effective Time except as they may be affected by the transactions contemplated by this Agreement.

4.  REPRESENTATIONS AND WARRANTIES

     4.1 The Company represents and warrants on its own behalf and on behalf of each Current Fund as follows:

          (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland, and its Charter is on file with the Maryland Department of Assessments and Taxation;

          (b) The Company is duly registered as an open-end series management investment company under the 1940 Act, and such registration is in full force and effect;

          (c) Each Current Fund is a duly established and designated series of the Company;

          (d) At the Closing, each Current Fund will have good and marketable title to its Assets and full right, power, and authority to sell, assign, transfer, and deliver its Assets free of any liens or other encumbrances; and upon delivery and payment for the Assets, the corresponding New Fund will acquire good and marketable title to the Assets;

          (e) The New Fund Shares are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms hereof;

          (f) Each Current Fund is a "fund" as defined in Section 851(g)(2) of the Code; each Current Fund qualified for treatment as a RIC for each taxable year since it commenced operations that has ended (or will end) before the Closing and will continue to meet all the requirements for such qualification for its current taxable year (and the Assets will be invested at all times through the Effective Time in a manner that ensures compliance with the foregoing); each Current Fund has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M did not apply to it; and each Current Fund has made all distributions for each calendar year that has ended (or will end) before the Closing that are necessary to avoid the imposition of federal excise tax or has paid or provided for the payment of any excise tax imposed for any such calendar year;

          (g) During the five-year period ending on the date of the Reorganization, neither Company nor any person related to Company (as defined in Section 1.368-1(e)(3) of the Federal income tax regulations adopted pursuant to the Code without regard to Section 1.368-1(e)(3)(i)(A)) will have directly or through any transaction, agreement, or arrangement with any other person, (i) acquired shares of a Current Fund for consideration other than shares of such Current Fund, except for shares redeemed in the ordinary course of such Current Fund's business as an open-end investment company as required by the 1940 Act, or (ii) made distributions with respect to a Current Fund's shares, except for (a) distributions necessary to satisfy the requirements of Sections 852 and 4982 of the Code for qualification as a regulated investment company and avoidance of excise tax liability and (b) additional distributions, to the extent such additional distributions do not exceed 50 percent of the value (without giving effect to such distributions) of the proprietary interest in such Current Fund at the Effective Time. There is no plan or intention of the Shareholders who individually own 5% or more of any Current Fund Shares and, to the best of the Company's knowledge, there is no plan or intention of the remaining Shareholders to redeem or otherwise dispose of any New Fund Shares to be received by them in the Reorganization. The Company does not anticipate dispositions of those shares at the time of or soon after the Reorganization to exceed the usual rate and frequency of redemptions of shares of the Current Fund as a series of an open-end investment company. Consequently, the Company is not aware of any plan that would cause the percentage of Shareholder interests, if any, that will be disposed of as a result of or at the time of the Reorganization to be one percent (1%) or more of the shares of the Current Fund outstanding as of the Effective Time;

          (h) The Liabilities were incurred by the Current Funds in the ordinary course of their business and are associated with the Assets;

          (i) The Company is not under the jurisdiction of a court in a proceeding under Title 11 of the United States Code or similar case within the meaning of Section 368(a)(3)(A) of the Code;

          (j) As of the Effective Time, no Current Fund will have outstanding any warrants, options, convertible securities, or any other type of rights pursuant to which any person could acquire Current Fund Shares except for the right of investors to acquire its shares at net asset value in the normal course of its business as a series of an open-end diversified management investment company operating under the 1940 Act;

          (k) At the Effective Time, the performance of this Agreement shall have been duly authorized by all necessary action by the Company's shareholders;

          (l) Throughout the five-year period ending on the date of the Closing, each Current Fund will have conducted its historic business within the meaning of Section 1.368-1(d) of the Income Tax Regulations under the Code in a substantially unchanged manner;

          (m) The fair market value of the Assets of each Current Fund transferred to the corresponding New Fund will equal or exceed the sum of the Liabilities assumed by the New Fund plus the amount of Liabilities, if any, to which the transferred Assets are subject; and

          (n) The total adjusted basis of the Assets of each Current Fund transferred to the corresponding New Fund will equal or exceed the sum of the Liabilities assumed by the New Fund plus the amount of Liabilities, if any, to which the transferred assets are subject.

     4.2 The Trust represents and warrants on its own behalf and on behalf of each New Fund as follows:

          (a) The Trust is a statutory trust duly organized, validly existing, and in good standing under the laws of the State of Delaware, and its Certificate of Trust has been duly filed in the office of the Secretary of State of Delaware;

          (b) At the Effective Time, the Trust will succeed to the Company's registration statement filed under the 1940 Act with the SEC and thus will become duly registered as an open-end management investment company under the 1940 Act;

          (c) At the Effective Time, each New Fund will be a duly established and designated series of the Trust;

          (d) No New Fund has commenced operations nor will it commence operations until after the Closing;

          (e) Prior to the Effective Time, there will be no issued and outstanding shares in any New Fund or any other securities issued by the Trust on behalf of any New Fund, except as provided in Section 5.2;

          (f) No consideration other than New Fund Shares (and each New Fund's assumption of the Liabilities) will be issued in exchange for the Assets in the Reorganization;

          (g) The New Fund Shares to be issued and delivered to each corresponding Current Fund hereunder will, at the Effective Time, have been duly authorized and, when issued and delivered as provided herein, will be duly and validly issued and outstanding shares of the New Fund, fully paid and nonassessable;

          (h) Each New Fund will be a "fund" as defined in Section 851(g)(2) of the Code and will meet all the requirements to qualify for treatment as a RIC for its taxable year in which the Reorganization occurs;

          (i) The Trust, on behalf of the New Funds, has no plan or intention to issue additional New Fund Shares following the Reorganization except for shares issued in the ordinary course of its business as an open-end investment company; nor does the Trust, on behalf of the New Funds, have any plan or intention to redeem or otherwise reacquire any New Fund Shares issued pursuant to the Reorganization, other than in the ordinary course of such business or to the extent necessary to comply with its legal obligation under Section 22(e) of the 1940 Act;

          (j) Each New Fund will actively continue the corresponding Current Fund's business in substantially the same manner that the Current Fund conducted that business immediately before the Reorganization; and no New Fund has any plan or intention to sell or otherwise dispose of any of the

     Assets, except for dispositions made in the ordinary course of its business or dispositions necessary to maintain its qualification as a RIC, although in the ordinary course of its business the New Fund will continuously review its investment portfolio (as each Current Fund did before the Reorganization) to determine whether to retain or dispose of particular stocks or securities, including those included in the Assets, provided, however that this Section 4.2(j) shall not preclude any of the combinations of funds set forth on Schedule C to this Agreement; and

          (k) There is no plan or intention for any of the New Funds to be dissolved or merged into another corporation or statutory trust or "fund" thereof (within the meaning of Section 851(g)(2) of the Code) following the Reorganization, provided, however that this Section 4.2(k) shall not preclude any of the combinations of Funds set forth on Schedule C.

     4.3 Each of the Company and the Trust, on its own behalf and on behalf of each Current Fund or each New Fund, as appropriate, represents and warrants as follows:

          (a) The fair market value of the New Fund Shares of each New Fund received by each Shareholder will be equal to the fair market value of the Current Fund Shares of the corresponding Current Fund surrendered in exchange therefor;

          (b) Immediately following consummation of the Reorganization, the Shareholders will own all the New Fund Shares of each New Fund and will own such shares solely by reason of their ownership of the Current Fund Shares of the corresponding Current Fund immediately before the Reorganization;

          (c) The Shareholders will pay their own expenses, if any, incurred in connection with the Reorganization;

          (d) There is no intercompany indebtedness between a Current Fund and a New Fund that was issued or acquired, or will be settled, at a discount; and

          (e) Immediately following consummation of the Reorganization, each New Fund will hold the same assets, except for assets distributed to shareholders in the course of its business as a RIC and assets used to pay expenses incurred in connection with the Reorganization, and be subject to the same liabilities that the corresponding Current Fund held or was subject to immediately prior to the Reorganization. Assets used to pay (i) expenses, (ii) all redemptions (other than redemptions at the usual rate and frequency of the Current Fund as a series of an open-end investment company), and (iii) distributions (other than regular, normal distributions), made by a Current Fund after the date of this Agreement will, in the aggregate, constitute less than one percent (1%) of its net assets.

5.  COVENANTS

     5.1 As soon as practicable after the date of this Agreement, the Company shall call a meeting of its shareholders (the "Shareholders Meeting") to consider and act on this Agreement and, in connection therewith, the sale of all of the Company's assets and the dissolution of the Company as a Maryland corporation. The Board of Directors of the Company shall recommend that shareholders approve this Agreement and, in connection therewith, sale of all of the Company's assets and the dissolution of the Company as a Maryland corporation. Approval by shareholders of this Agreement will authorize the Company, and the Company hereby agrees, to vote on the matters referred to in Sections 5.2 and 5.3.

     5.2 Prior to the Closing, the Company shall acquire one New Fund Share in each New Fund Class of each New Fund for the purpose of enabling the Company to elect the Company's directors as the Trust's trustees (to serve without limit in time, except as they may resign or be removed by action of the Trust's trustees or shareholders), to ratify the selection of the Trust's independent accountants, and to vote on the matters referred to in Section 5.3.

     5.3 Immediately prior to the Closing, the Trust (on its own behalf and with respect to each New Fund or each New Fund Class, as appropriate) shall enter into a Master Investment Advisory Agreement, a Master Sub-Advisory Agreement, if applicable, a Master Administrative Services Agreement, Master Distribution Agreements, a Custodian Agreement, and a Transfer Agency and Servicing Agreement; shall adopt plans of distribution pursuant to Rule 12b-l of the 1940 Act, a multiple class plan pursuant to Rule 18f-3 of the 1940 Act; and shall enter into or adopt, as appropriate, such other agreements and plans as are necessary for each New Fund's operation as a series of an open-end investment company. Each such agreement and plan shall have been approved by the Trust's trustees and, to the extent required by law, by such of those trustees who are not "interested persons" of the Trust (as defined in the 1940 Act) and by the Company as the sole shareholder of each New Fund.

     5.4 The Company or the Trust, as appropriate, shall file with the SEC one or more post-effective amendments to the Company's Registration Statement on Form N-lA under the Securities Act of 1933, as amended, and the 1940 Act, as amended (the "Registration Statement"), (i) which contain such amendments to such Registration Statement as are determined by the Company to be necessary and appropriate to effect the Reorganization and (ii) pursuant to which the Trust adopts such Registration Statement, as so amended, as its own, and shall use its best efforts to have such post-effective amendment or amendments to the Registration Statement become effective as of the Closing.

6.  CONDITIONS PRECEDENT

     The obligations of the Company, on its own behalf and on behalf of each Current Fund, and the Trust, on its own behalf and on behalf of each New Fund, will be subject to (a) performance by the other party of all its obligations to be performed hereunder at or before the Effective Time, (b) all representations and warranties of the other party contained herein being true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated hereby, as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, and (c) the further conditions that, at or before the Effective Time:

     6.1 The shareholders of the Company shall have approved this Agreement and the transactions contemplated by this Agreement in accordance with applicable law.

     6.2 All necessary filings shall have been made with the SEC and state securities authorities, and no order or directive shall have been received that any other or further action is required to permit the parties to carry out the transactions contemplated hereby. All consents, orders, and permits of federal, state, and local regulatory authorities (including the SEC and state securities authorities) deemed necessary by either the Company or the Trust to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain such consults, orders, and permits would not involve a risk of a material adverse effect on the assets or properties of either a Current Fund or a New Fund, provided that either the Company or the Trust may for itself waive any of such conditions.

     6.3 Each of the Company and the Trust shall have received an opinion from Ballard Spahr Andrews & Ingersoll, LLP as to the federal income tax consequences mentioned below. In rendering such opinion, such counsel may rely as to factual matters, exclusively and without independent verification, on the representations made in this Agreement (or in separate letters of representation that the Company and the Trust shall use their best efforts to deliver to such counsel) and the certificates delivered pursuant to Section 3.4. Such opinion shall be substantially to the effect that, based on the facts and assumptions stated therein and conditioned on consummation of the Reorganization in accordance with this Agreement, for federal income tax purposes:

          (a) The Reorganization will constitute a reorganization within the meaning of section 368(a) of the Code, and each Current Fund and each New Fund will be "a party to a reorganization" within the meaning of section 368(b) of the Code;

          (b) No gain or loss will be recognized to a Current Fund on the transfer of its Assets to the corresponding New Fund in exchange solely for the New Fund's New Fund Shares and the New Fund's assumption of the Current Fund's Liabilities or on the subsequent distribution of those New

     Fund Shares to its Shareholders, in constructive exchange for their Current Fund Shares, in liquidation of the Current Fund;

          (c) No gain or loss will be recognized to a New Fund on its receipt of the corresponding Current Fund's Assets in exchange for New Fund Shares and its assumption of the Current Fund's Liabilities;

          (d) Each New Fund's basis for the corresponding Current Fund's Assets will be the same as the basis thereof in the Current Fund's hands immediately before the Reorganization, and the New Fund's holding period for those Assets will include the Current Fund's holding period therefor;

          (e) A Shareholder will recognize no gain or loss on the constructive exchange of Current Fund Shares solely for New Fund Shares pursuant to the Reorganization; and

          (f) A Shareholder's basis for the New Fund Shares of each New Fund to be received in the Reorganization will be the same as the basis for the Current Fund Shares of the corresponding Current Fund to be constructively surrendered in exchange for such New Fund Shares, and a Shareholder's holding period for such New Fund Shares will include its holding period for such Current Fund Shares, provided that such Current Fund Shares are held as capital assets by the Shareholder at the Effective Time.

     6.4 No stop-order suspending the effectiveness of the Registration Statement shall have been issued, and no proceeding for that purpose shall have been initiated or threatened by the SEC (and not withdrawn or terminated).

     At any time prior to the Closing, any of the foregoing conditions (except those set forth in Sections 6.1 and 6.3) may be waived by the directors/trustees of either the Company or the Trust if, in their judgment, such waiver will not have a material adverse effect on the interests of the Current Fund's Shareholders.

7.  EXPENSES

     Except as otherwise provided in Section 4.3(c), all expenses incurred in connection with the transactions contemplated by this Agreement (regardless of whether they are consummated) will be borne by the parties as they mutually agree.

8.  ENTIRE AGREEMENT

     Neither party has made any representation, warranty, or covenant not set forth herein, and this Agreement constitutes the entire agreement between the parties.

9.  AMENDMENT

     This Agreement may be amended, modified, or supplemented at any time, notwithstanding its approval by the Company's shareholders, in such manner as may be mutually agreed upon in writing by the parties; provided that following such approval no such amendment shall have a material adverse effect on the shareholders' interests.

10.  TERMINATION

     This Agreement may be terminated at any time at or prior to the Effective Time, whether before or after approval by the Company's shareholders:

     10.1 By either the Company or the Trust (a) in the event of the other party's material breach of any representation, warranty, or covenant contained herein to be performed at or prior to the Effective Time, (b) if a condition to its obligations has not been met and it reasonably appears that such condition will not or cannot be met, or (c) if the Closing has not occurred on or before December 31, 2003; or

     10.2  By the parties' mutual agreement.

     Except as otherwise provided in Section 7, in the event of termination under Sections 10.1(c) or 10.2, there shall be no liability for damages on the part of either the Company or the Trust or any Current Fund or corresponding New Fund, to the other.

11.  MISCELLANEOUS

     11.1 This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware; provided that, in the case of any conflict between such laws and the federal securities laws, the latter shall govern.

     11.2 Nothing expressed or implied herein is intended or shall be construed to confer upon or give any person, firm, trust, or corporation other than the parties and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

     11.3 The execution and delivery of this Agreement have been authorized by the Trust's trustees, and this Agreement has been executed and delivered by a duly authorized officer of the Trust in his or her capacity as an officer of the Trust intending to bind the Trust as provided herein, and no officer, trustee or shareholder of the Trust shall be personally liable for the liabilities or obligations of the Trust incurred hereunder. The liabilities and obligations of the Trust pursuant to this Agreement shall be enforceable against the assets of the New Funds only and not against the assets of the Trust generally.

     IN WITNESS WHEREOF, each party has caused this Agreement to be executed and delivered by its duly authorized officers as of the day and year first written above.

Attest:                            TAX-FREE INVESTMENTS CO.,
                                   on behalf of each of its series
                                   listed in Schedule A

                                   By:
                                       -----------------------------
---------------------------------

                                   Title:
                                         ---------------------------
Attest:                            TAX-FREE INVESTMENTS TRUST,
                                   on behalf of each of its series
                                   listed in Schedule A

                                   By:
                                       -----------------------------
---------------------------------

                                   Title:
                                         ---------------------------

                                   SCHEDULE A

SERIES OF TAX-FREE INVESTMENTS CO.       CORRESPONDING SERIES OF TAX-FREE
(EACH A "CURRENT FUND")                INVESTMENTS TRUST (EACH A "NEW FUND")
----------------------------------     -------------------------------------
Cash Reserve Portfolio..............    Tax-Free Cash Reserve Portfolio

                                   SCHEDULE B

CLASSES OF EACH CURRENT FUND         CORRESPONDING CLASSES OF EACH NEW FUND
----------------------------         --------------------------------------
Cash Reserve Portfolio               Tax-Free Cash Reserve Portfolio
  Cash Management Class Share......    Cash Management Class Share
  Institutional Class Shares.......    Institutional Class Shares
  Personal Investment Class            Personal Investment Class Shares
     Shares........................
  Private Investment Class             Private Investment Class Shares
     Shares........................
  Reserve Class Shares.............    Reserve Class Shares
  Resource Class Shares............    Resource Class Shares
  Sweep Class Shares...............    Sweep Class Shares

                                   SCHEDULE C

                        PERMITTED COMBINATIONS OF FUNDS

INVESCO Advantage Fund into AIM Opportunities III Fund

INVESCO Growth Fund into AIM Large Cap Growth Fund

INVESCO Growth & Income Fund into AIM Blue Chip Fund

INVESCO European Fund into AIM European Growth Fund

AIM International Core Equity Fund into INVESCO
  International Blue Chip Value Fund

AIM New Technology Fund into INVESCO Technology Fund

AIM Global Science and Technology Fund into INVESCO
  Technology Fund

INVESCO Telecommunications Fund into INVESCO Technology Fund

AIM Global Financial Services Fund into INVESCO Financial
  Services Fund

AIM Global Energy Fund into INVESCO Energy Fund

AIM Global Utilities Fund into INVESCO Utilities Fund

INVESCO Real Estate Opportunity Fund into AIM Real Estate
  Fund

INVESCO Tax-Free Bond Fund into AIM Municipal Bond Fund

INVESCO High Yield Fund into AIM High Yield Fund

INVESCO Select Income Fund into AIM Income Fund

INVESCO U.S. Government Securities Fund into AIM
  Intermediate Government Fund

INVESCO Cash Reserves Fund into AIM Money Market Fund

INVESCO Tax-Free Money Fund into AIM Tax-Exempt Cash Fund

INVESCO Balanced Fund into INVESCO Total Return Fund

INVESCO Value Equity Fund into AIM Large Cap Basic Value
  Fund

AIM Premier Equity II Fund into AIM Premier Equity Fund

                                                                       EXHIBIT A

                      SHARES OF SHORT-TERM INVESTMENTS CO.
                          OUTSTANDING ON JULY 25, 2003

                                                     NUMBER OF SHARES
                                                      OUTSTANDING ON
NAME OF FUND (CLASS)                                   JULY 25, 2003
--------------------                                 -----------------
Cash Assets Portfolio
  Institutional Class..............................              10.00
Liquid Assets Portfolio
  Cash Management Class............................   4,687,238,097.62
  Institutional Class..............................  21,021,238,245.50
  Personal Investment Class........................      51,885,916.76
  Private Investment Class.........................     933,326,775.22
  Reserve Class....................................      56,443,261.48
  Resource Class...................................   1,447,105,093.58
  Sweep Class......................................               None
Prime Portfolio
  Cash Management Class............................     588,776,466.79
  Institutional Class..............................   6,041,152,110.60
  Personal Investment Class........................     137,484,963.47
  Private Investment Class.........................     420,100,386.61
  Reserve Class....................................     106,834,510.39
  Resource Class...................................      82,309,630.66
  Sweep Class......................................               None

                       SHARES OF TAX-FREE INVESTMENTS CO.
                          OUTSTANDING ON JULY 25, 2003

                                                      NUMBER OF SHARES
                                                       OUTSTANDING ON
NAME OF FUND (CLASS)                                   JULY 25, 2003
--------------------                                  ----------------
Cash Reserve Portfolio
  Cash Management Class............................     615,792,461.09
  Institutional Class..............................   1,340,139,611.85
  Personal Investment Class........................      12,040,194.11
  Private Investment Class.........................     313,261,725.19
  Reserve Class....................................      11,989,604.12
  Resource Class...................................     315,337,377.89
  Sweep Class......................................               None

                                                                       EXHIBIT B

                          DIRECTOR COMPENSATION TABLE

     Set forth below is information regarding compensation paid or accrued for each director of each Company who was not affiliated with AIM during the year ended December 31, 2002.

                          AGGREGATE COMPENSATION FROM
                                  COMPANY(1)                 RETIREMENT       ESTIMATED        TOTAL
                       ---------------------------------      BENEFITS         ANNUAL       COMPENSATION
                         SHORT-TERM         TAX-FREE       ACCRUED BY ALL   BENEFITS UPON     FROM ALL
NAME OF DIRECTOR       INVESTMENTS CO.   INVESTMENTS CO.    AIM FUNDS(2)    RETIREMENT(3)   AIM FUNDS(4)
----------------       ---------------   ---------------   --------------   -------------   ------------
Frank S. Bayley......      $24,539           $2,170           $142,800         $90,000        $150,000
Bruce L. Crockett....       26,210            2,156             50,132          90,000         149,000
Owen Daly II(5)......        7,902              -0-             40,045          75,000             -0-
Albert R. Dowden.....       26,210            2,170             57,955          90,000         150,000
Edward K. Dunn,
 Jr..................       26,210            2,156             94,149          90,000         149,000
Jack M. Fields.......       26,117            2,170             29,153          90,000         153,000
Carl Frischling(6)...       26,117            2,170             74,511          90,000         150,000
Prema Mathai-Davis...       26,210            2,170             33,931          90,000         150,000
Lewis F. Pennock.....       26,967            2,170             54,802          90,000         154,000
Ruth H. Quigley......       24,632            2,170            142,502          90,000         153,000
Louis S. Sklar.......       26,967            2,156             78,500          90,000         153,000

---------------

(1) Amounts shown for Short-Term Investments Co. and Tax-Free Investments Co. are based on the fiscal years ended August 31, 2002 and March 31, 2003, respectively. The total amount of compensation deferred by all directors of Short-Term Investments Co. during the fiscal year ended August 31, 2002, including earnings, was $130,885. The total amount of compensation deferred by all directors of Tax-Free Investments Co. during the fiscal year ended March 31, 2003, including earnings, was $8,539.

(2) During the fiscal year ended August 31, 2002, the total amount of expenses allocated to Short-Term Investments Co. in respect of such retirement benefits was $76,779. During the fiscal year ended March 31, 2003, the total amount of expenses allocated to Tax-Free Investments Co. in respect of such retirement benefits was $17,575.

(3) Amounts shown assume each director serves until his or her normal retirement date.

(4) All directors currently serve as directors or trustees of 17 registered investment companies advised by AIM.

(5) Mr. Daly was a director until December 31, 2001, when he retired.

(6) During the fiscal year ended August 31, 2002, Short-Term Investments Co. paid $128,388 in legal fees to Kramer Levin Naftalis & Frankel LLP ("Kramer Levin") for services rendered by such firm as counsel to the independent directors of such Company. During the fiscal year ended March 31, 2003, Tax-Free Investments Co. paid $7,079 in legal fees to Kramer Levin for services rendered by such firm as counsel to the independent directors of such Company. Mr. Frischling is a partner of Kramer Levin.

                                                                       EXHIBIT C

                             OFFICERS OF COMPANIES

     The following table provides information with respect to the current officers of each Company. Each officer is elected by each Board and serves until his or her successor is chosen and qualified or until his or her resignation or removal by a Board. The business address of each of the following persons is 11 Greenway Plaza, Suite 100, Houston, Texas 77046.

NAME, YEAR OF BIRTH AND          OFFICER
POSITION(S) HELD WITH COMPANY     SINCE    PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS
-----------------------------    -------   -------------------------------------------
Robert H. Graham -- 1946.......  1994*     Director and Chairman, A I M Management
Chairman and President           1977**    Group Inc. (financial services holding
                                           company); and Director and Vice Chairman,
                                           AMVESCAP PLC (parent of AIM and a global
                                           investment management firm) and Chairman,
                                           AMVESCAP PLC -- AIM Division; formerly,
                                           President and Chief Executive Officer,
                                           A I M Management Group Inc.; Director,
                                           Chairman and President, A I M Advisors,
                                           Inc. (registered investment advisor);
                                           Director and Chairman, A I M Capital
                                           Management, Inc. (registered investment
                                           advisor), A I M Distributors, Inc.
                                           (registered broker dealer), A I M Fund
                                           Services, Inc. (registered transfer agent),
                                           and Fund Management Company (registered
                                           broker dealer); and Chief Executive
                                           Officer, AMVESCAP PLC -- Managed Products
Mark H. Williamson -- 1951.....  2003***   Director, President and Chief Executive
                                           Officer,
Executive Vice President                   A I M Management Group Inc.; Director,
                                           Chairman and President, A I M Advisors,
                                           Inc. (registered investment advisor);
                                           Director, A I M Distributors, Inc.
                                           (registered broker dealer); and Chief
                                           Executive Officer of the AIM Division of
                                           AMVESCAP PLC (2003-present); formerly,
                                           Chief Executive Officer, Managed Products
                                           Division, AMVESCAP PLC (2001-2002);
                                           Chairman of the Board (1998-2002),
                                           President (1998-2002) and Chief Executive
                                           Officer (1998-2002) of INVESCO Funds Group,
                                           Inc. (registered investment advisor) and
                                           INVESCO Distributors, Inc. (registered
                                           broker dealer); Chief Operating Officer and
                                           Chairman of the Board of INVESCO Global
                                           Health Sciences Fund; Chairman and Chief
                                           Executive Officer of NationsBanc Advisors,
                                           Inc.; and Chairman of NationsBanc
                                           Investments, Inc.

NAME, YEAR OF BIRTH AND          OFFICER
POSITION(S) HELD WITH COMPANY     SINCE    PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS
-----------------------------    -------   -------------------------------------------
Kevin M. Carome -- 1956........  2003***   Director, Senior Vice President and General
Senior Vice President                      Counsel, A I M Management Group Inc.
                                           (financial services holding company) and
                                           A I M Advisors, Inc.; and Vice President,
                                           A I M Capital Management, Inc., A I M
                                           Distributors, Inc. and A I M Fund Services;
                                           Director, Vice President and General
                                           Counsel, Fund Management Company; formerly,
                                           Senior Vice President and General Counsel,
                                           Liberty Financial Companies, Inc.; and
                                           Senior Vice President and General Counsel,
                                           Liberty Funds Group, LLC
Gary T. Crum -- 1947...........  1993*     Director, Chairman and Director of
                                           Investments,
Senior Vice President            1977**    A I M Capital Management, Inc.; Director
                                           and Executive Vice President, A I M
                                           Management Group, Inc.; Director and Senior
                                           Vice President, A I M Advisors, Inc.; and
                                           Director, A I M Distributors, Inc. and
                                           AMVESCAP PLC; formerly Chief Executive
                                           Officer and President, A I M Capital
                                           Management, Inc.
Stuart W. Coco -- 1955.........  2002**    Managing Director and Chief Research
                                           Officer --
Vice President                             Fixed Income, A I M Capital Management,
                                           Inc.; and Vice President, A I M Advisors,
                                           Inc.
Melville B. Cox -- 1943........  1993*     Vice President and Chief Compliance
                                           Officer,
Vice President                   1992**    A I M Advisors, Inc. and A I M Capital
                                           Management, Inc.; and Vice President, A I M
                                           Fund Services, Inc.
Karen Dunn Kelley -- 1960......  1993*     Managing Director and Chief Cash Management
Vice President                   1992**    Officer, A I M Capital management, Inc.;
                                           Director and president, fund Management
                                           company; and Vice President, A I M
                                           Advisors, Inc.
Dana R. Sutton -- 1959.........  1993*     Vice President and Fund Treasurer,
Vice President and Treasurer     1988**    A I M Advisors, Inc.
Nancy L. Martin -- 1957........  2003***   Vice President, A I M Advisors, Inc.; and
Secretary                                  Vice President and General Counsel, A I M
                                           Capital Management, Inc.

---------------

  * Denotes service as officer of Short-Term Investments Co.

 ** Denotes service as officer of Tax-Free Investments Co.

*** Denotes service as officer of both Short-Term Investments Co. and Tax-Free
    Investments Co.

                                                                       EXHIBIT D

                        SECURITY OWNERSHIP OF MANAGEMENT

     As of July 25, 2003, none of the directors, nominees or current executive officers of the Companies owned shares of beneficial interest of any Fund.

                                                                       EXHIBIT E

                        OWNERSHIP OF SHARES OF THE FUNDS

SIGNIFICANT HOLDERS

     Listed below is the name, address and percent ownership of each person who, as of July 25, 2003, to the best knowledge of the Companies owned 5% or more of any class of the outstanding shares of a Fund. A shareholder who owns beneficially 25% or more of the outstanding securities of a Fund is presumed to "control" the Fund as defined in the 1940 Act. Such control may affect the voting rights of other shareholders.

                                                              NUMBER OF SHARES   PERCENT OWNED
NAME AND ADDRESS OF RECORD OWNER        FUND (CLASS)          OWNED OF RECORD     OF RECORD*
--------------------------------  -------------------------   ----------------   -------------
SHORT-TERM INVESTMENTS CO.

CASH ASSETS PORTFOLIO
AIM Management Inc.............         Institutional Class              10.00      100.00%
11 Greenway Plaza, Suite 100
Houston, TX 77046

LIQUID ASSETS PORTFOLIO
Bank of New York...............       Cash Management Class   1,011,395,958.48       21.58%
One Wall Street, 2nd Floor
Stif/Master Note
New York, NY 10286
Morgan Stanley Dean Witter.....       Cash Management Class     766,000,051.80       16.34%
1 Pierrepont Plaza, 7th Fl
Brooklyn, NY 11201
Mellon Global Cash Management
Accounts.......................       Cash Management Class     412,678,000.00        8.80%
3 Mellon Bank Center -- Room
2501
Pittsburgh, PA 15259-0001
Morgan Stanley Dean Witter.....         Institutional Class   1,792,126,142.46        8.53%
1 Pierrepont Plaza, 7th Fl
Brooklyn, NY 11201
AIM Fund of Funds Account #1...         Institutional Class   1,643,838,192.10        7.82%
Money Mkt Portfolio Admin.
11 Greenway Plz, Ste 100
Houston, TX 77046
Microsoft Capital Group LP.....         Institutional Class   1,489,100,000.00        7.08%
6100 Neil Road
Reno, NV 89511-1132
AIM Funds-Sec Lending (MSDW)...         Institutional Class   1,476,634,908.30        7.02%
11 Greenway, Ste 100
Houston, TX 77043
Texas Capital Bank, N.A........   Personal Investment Class      11,857,477.79       22.85%
2100 McKinney Ave., Ste 900
Dallas, TX 75201

                                                              NUMBER OF SHARES   PERCENT OWNED
NAME AND ADDRESS OF RECORD OWNER        FUND (CLASS)          OWNED OF RECORD     OF RECORD*
--------------------------------  -------------------------   ----------------   -------------
HVCC Siemen's Project Escrow...   Personal Investment Class       8,499,719.12       16.38%
80 Vandenburgh
Troy, NY 12180
Bank of New York...............    Private Investment Class     425,293,970.22       45.57%
One Wall Street, 2nd Floor
Stif/Master Note
New York, NY 10286
Morgan Stanley Dean Witter.....    Private Investment Class     120,690,384.01       12.93%
1 Pierrepont Plaza, 7th Fl
Brooklyn, NY 11201
US Clearing/Fleet Securities...               Reserve Class      52,460,219.61       92.94%
26 Broadway
New York, NY 10004
Morgan Stanley Dean Witter.....              Resource Class     451,638,492.23       31.21%
1 Pierrepont Plaza, 7th Fl
Brooklyn, NY 11201
CENCO..........................              Resource Class     297,238,389.56       20.54%
Attn: AMG 7th Floor
P.O. Box 10566
Birmingham, AL 35296
Harris Methodist (Texas Health
Resources).....................              Resource Class     267,559,779.75       18.49%
611 Ryan Plaza Drive
6th Floor, Suite 630
Arlington, TX 76011

PRIME PORTFOLIO
Bank of New York...............       Cash Management Class     324,781,165.05       55.16%
One Wall Street, 2nd Floor
Stif/Master Note
New York, NY 10286
Frost National Bank TX.........       Cash Management Class     103,102,827.15       17.51%
Muir & Co.
C/O Frost
P.O. Box 2479
San Antonio, TX 78298-2479
AIM Fund of Funds Account #1...         Institutional Class   1,643,838,192.10       27.21%
Money Mkt Portfolio Admin.
11 Greenway Plz, Ste 100
Houston, TX 77046
AIM Funds-Sec Lending (MSDW)...         Institutional Class   1,476,634,910.97       24.44%
11 Greenway, Ste 100
Houston, TX 77043
US Bank........................         Institutional Class     571,088,304.90        9.45%
Attn: ACM Dept
P.O. Box 1787
Milwaukee, WI 53201
Cullen/Frost Discount Brokers...  Personal Investment Class     107,165,925.69       77.95%
P.O. Box 2358
San Antonio, TX 78299

                                                              NUMBER OF SHARES   PERCENT OWNED
NAME AND ADDRESS OF RECORD OWNER        FUND (CLASS)          OWNED OF RECORD     OF RECORD*
--------------------------------  -------------------------   ----------------   -------------
CoBank Cash Management
Program........................   Personal Investment Class       8,773,088.65        6.38%
P.O. Box 5110
Denver, CO 80217
First Interstate -- Montana....   Personal Investment Class       8,196,884.72        5.96%
P.O. Box 30918
Billings, MT 59116
Bank of New York...............    Private Investment Class     112,694,691.31       26.83%
One Wall Street, 2nd Floor
Stif/Master Note
New York, NY 10286
Huntington Capital Corp........    Private Investment Class      61,846,854.06       14.72%
41 S. High St., Ninth Floor
Columbus, OH 43287
Frost National Bank TX.........    Private Investment Class      55,638,722.56       13.24%
Muir & Co.
C/O Frost
P.O. Box 2479
San Antonio, TX 78298-2479
Cullen/Frost Discount Brokers...   Private Investment Class      38,613,479.27        9.19%
P.O. Box 2358
San Antonio, TX 78299
Bank of Oklahoma, N.A.
Institutional Investments......    Private Investment Class      27,662,261.06        6.58%
P.O. Box 2300
Tulsa, OK 74192
Wachovia Capital Markets, LLC...   Private Investment Class      21,111,522.02        5.03%
Attn: Money Funds
8739 Research Drive
Capital Markets
Charlotte, NC 28262-0675
Bank of New York...............               Reserve Class     100,571,090.28       94.14%
440 Mamoroneck, 5th Fl.
Harrison, NY 10528
Wachovia Capital Markets, LLC...              Reserve Class      43,049,635.96       52.30%
Attn: Money Funds
8739 Research Drive
Capital Markets
Charlotte, NC 28262-0675
Sovereign Bank.................              Resource Class      11,424,186.36       13.88%
C/O Chase Enterprises
280 Trumbull Street
Hartford, CT 06103
Wachovia Capital Markets,
LLC -- Sub-Accounts............              Resource Class      10,161,442.23       12.35%
8739 Research Dr. NC 0675
Attn: Money Funds
Charlotte, NC 28288

                                                              NUMBER OF SHARES   PERCENT OWNED
NAME AND ADDRESS OF RECORD OWNER        FUND (CLASS)          OWNED OF RECORD     OF RECORD*
--------------------------------  -------------------------   ----------------   -------------
TAX-FREE INVESTMENTS CO.
CASH RESERVE PORTFOLIO
Morgan Stanley Dean Witter.....       Cash Management Class     415,348,879.68       67.45%
1 Pierrepont Plaza, 7th Fl
Brooklyn, NY 11201
State Street Bank on Behalf of
Blackrock......................       Cash Management Class      63,422,320.26       10.30%
1 Heritage Drive
Palmer Building 5 North
Quincy, MA 02171
Sun Trust Capital Markets,
Inc............................       Cash Management Class      39,301,081.57        6.38%
P.O. Box 4418, MC 3907
Atlanta, GA 30302
Morgan Stanley Dean Witter.....         Institutional Class     284,834,300.96       21.25%
1 Pierrepont Plaza, 7th Fl
Brooklyn, NY 11201
Frost National Bank TX.........         Institutional Class     212,975,699.43       15.89%
Muir & Co.
C/O Frost
P.O. Box 2479
San Antonio, TX 78298-2479
Bank of America N.A............         Institutional Class     137,846,629.14       10.29%
411 North Ackard Street
M.C. TX1-945-08-18
Dallas, TX 75201-3307
Colorado State Bank & Trust....   Personal Investment Class      10,628,189.67       88.27%
1600 Broadway
Denver, CO 80202-4999
Woodforest Sweep Account.......   Personal Investment Class       1,217,384.04       10.11%
3101 West Davis
Conroe, TX 77304
Cullen/Frost Discount Brokers...   Private Investment Class      53,900,709.04       17.21%
P.O. Box 2358
San Antonio, TX 78299
Union Bank of California.......    Private Investment Class      44,082,204.15       14.07%
Attn: Cash Mgmt
530 B Street, Suite 242
San Diego, CA 92101
Bank One Trust Company.........    Private Investment Class      35,006,570.14       11.17%
1111 Polaris Parkway
Columbus, OH 43240
Bank of New York...............    Private Investment Class      21,045,331.18        6.72%
440 Mamoroneck, 5th Fl.
Harrison, NY 10528
Bank of New York...............               Reserve Class      11,799,124.99       98.41%
440 Mamoroneck, 5th Fl.
Harrison, NY 10528
Morgan Stanley Dean Witter.....              Resource Class     250,892,441.85       79.56%
1 Pierrepont Plaza, 7th Fl
Brooklyn, NY 11201

---------------

* The Companies have no knowledge of whether all or any portion of the shares owned of record are also owned beneficially.

                                                                       EXHIBIT F

                       DIRECTOR OWNERSHIP OF FUND SHARES

     Set forth below is the dollar range of equity securities beneficially owned by each director and nominee as of December 31, 2002 (i) in each Fund and (ii) on an aggregate basis, in all registered investment companies overseen by the director within the AIM Funds complex.

                   DOLLAR RANGE OF EQUITY SECURITIES PER FUND

                                                           INTERESTED DIRECTORS
                                                   -------------------------------------
                                                   ROBERT H. GRAHAM   MARK H. WILLIAMSON
                                                   ----------------   ------------------
SHORT-TERM INVESTMENTS CO.
  Cash Assets Portfolio..........................        None                None
  Liquid Assets Portfolio........................        None                None
  Prime Portfolio................................        None                None
TAX-FREE INVESTMENTS CO.
  Cash Reserve Portfolio.........................        None                None
Aggregate Dollar Range of Equity Securities in
  All Registered Investment Companies Overseen By
  Director in the AIM Funds Complex..............   Over $100,000      $10,001-$50,000

                   DOLLAR RANGE OF EQUITY SECURITIES PER FUND

                                                      INDEPENDENT DIRECTORS
                                      ------------------------------------------------------
                                      FRANK S.  BRUCE L.  ALBERT R.   EDWARD K.     JACK M.
                                       BAYLEY   CROCKETT   DOWDEN    DUNN, JR.(1)  FIELDS(1)
                                      --------  --------  ---------  ------------  ---------
SHORT-TERM INVESTMENTS CO.
  Cash Assets Portfolio.............    None      None      None         None        None
  Liquid Assets Portfolio...........    None      None      None         None        None
  Prime Portfolio...................    None      None      None         None        None
TAX-FREE INVESTMENTS CO.
  Cash Reserve Portfolio............    None      None      None         None        None
Aggregate Dollar Range of Equity
  Securities in All Registered
    Investment
  Companies Overseen By Director in   $10,001-    $1-     $50,001-       Over        Over
  the AIM Funds Complex.............  $50,000   $10,000   $100,000     $100,000    $100,000

                                                   INDEPENDENT DIRECTORS
                                -----------------------------------------------------------
                                    CARL            PREMA       LEWIS F.  RUTH H.  LOUIS S.
                                FRISCHLING(1)  MATHAI-DAVIS(1)  PENNOCK   QUIGLEY  SKLAR(1)
                                -------------  ---------------  --------  -------  --------
SHORT-TERM INVESTMENTS CO.
  Cash Assets Portfolio.......      None            None          None     None      None
  Liquid Assets Portfolio.....      None            None          None     None      None
  Prime Portfolio.............      None            None          None     None      None
TAX-FREE INVESTMENTS CO.
  Cash Reserve Portfolio......      None            None          None     None      None
Aggregate Dollar Range of
  Equity
  Securities in All Registered
  Investment Companies
  Overseen By Director in the       Over            Over        $50,001-    $1-      Over
  AIM Funds Complex...........    $100,000        $100,000      $100,000  $100,0   $10,000

---------------

(1) Amounts shown include the total amount of compensation deferred by the director at his or her election pursuant to a deferred compensation plan. Such deferred compensation is placed in a deferral account and deemed to be invested in one or more of the AIM Funds.

                   DOLLAR RANGE OF EQUITY SECURITIES PER FUND

                                                           INDEPENDENT NOMINEES
                                                -------------------------------------------
                                                BOB R.   JAMES T.   GERALD J.   LARRY SOLL,
                                                BAKER     BUNCH       LEWIS        PH.D.
                                                ------   --------   ---------   -----------
SHORT-TERM INVESTMENTS CO.
  Cash Assets Portfolio.......................   None      None       None         None
  Liquid Assets Portfolio.....................   None      None       None         None
  Prime Portfolio.............................   None      None       None         None
TAX-FREE INVESTMENTS CO.
  Cash Reserve Portfolio......................   None      None       None         None
Aggregate Dollar Range of Equity Securities in
  All Registered Investment Companies Overseen
  By Director in the AIM Funds Complex........   None      None       None         None

                                       F-2